Exhibit 99.1

$700,000,000

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of January 11, 2017

among

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP,

as Borrower,

AMERICAN CAMPUS COMMUNITIES, INC.,

as Parent Guarantor,

THE SUBSIDIARY GUARANTORS WHICH MAY HEREAFTER

BECOME A PARTY HERETO,

as Subsidiary Guarantors,

THE INITIAL LENDERS, INITIAL ISSUING BANK

AND SWING LINE BANK NAMED HEREIN,

as Initial Lenders, Initial Issuing Bank and Swing Line Bank

KEYBANK NATIONAL ASSOCIATION,

as Administrative Agent,

and

KEYBANC CAPITAL MARKETS INC.,

J.P. MORGAN SECURITIES LLC

and

CAPITAL ONE NATIONAL ASSOCIATION

as Joint Lead Arrangers,

and

JPMORGAN CHASE BANK, N.A.

and

CAPITAL ONE NATIONAL ASSOCIATION

as Co-Syndication Agents,

and

BANK OF AMERICA, N.A.,

U.S. BANK NATIONAL ASSOCIATION,

and

COMPASS BANK

as Co-Documentation Agents

i

TABLE OF CONTENTS

(continued)

ii

SCHEDULES

Schedule I	-	Commitments and Applicable Lending Offices
Schedule II	-	Initial Unencumbered Properties
Schedule III	-	Reserved
Schedule IV	-	On-Campus Participating Properties
Schedule V	-	Existing Letters of Credit
Schedule 4.01(b)	-	Subsidiaries
Schedule 4.01(d)	-	Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)	-	Disclosed Litigation
Schedule 4.01(n)	-	Surviving Debt
Schedule 4.01(o)	-	Existing Liens
Schedule 4.01(p)	-	Real Estate Assets
Schedule 4.01(r)	-	Environmental Matters
Schedule 4.01(x)	-	Plans and Welfare Plans
Schedule 4.01(y)	-	Certain Condemnation Proceedings
Schedule 4.01(bb)	-	Debt of On-Campus Participating Entities

EXHIBITS

Exhibit A	-	Form of Revolving Credit Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Issuance
Exhibit D	-	Form of Guaranty Supplement
Exhibit E	-	Form of Assignment and Acceptance
Exhibit F	-	Form of Opinion of Counsel to the Loan Parties
Exhibit G	-	Reserved
Exhibit H	-	Form of Unencumbered Property Certificate

iii

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 11, 2017 (this “Agreement”) among AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP, a Maryland limited partnership (the “Borrower”), AMERICAN CAMPUS COMMUNITIES, INC., a Maryland corporation (the “Parent Guarantor”), any Additional Guarantors (as hereinafter defined) acceding hereto pursuant to Section 7.05 (the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the initial lenders (the “Initial Lenders”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as the initial issuer of Letters of Credit (as hereinafter defined) (the “Initial Issuing Bank”), the Swing Line Bank (as hereinafter defined), KeyBank, as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the “Administrative Agent”) for the Lender Parties (as hereinafter defined), JPMORGAN CHASE BANK, N.A. and CAPITAL ONE NATIONAL ASSOCIATION, as co-syndication agents, BANK OF AMERICA, N.A., U.S. BANK NATIONAL ASSOCIATION, and COMPASS BANK, as co-documentation agents, and KEYBANC CAPITAL MARKETS INC., J.P. MORGAN SECURITIES LLC and CAPITAL ONE NATIONAL ASSOCIATION, as joint lead arrangers (collectively the “Arrangers”).

RECITALS

WHEREAS, Borrower, Parent Guarantor, certain other guarantors, Administrative Agent and the lenders then parties thereto entered into that certain Fourth Amended and Restated Credit Agreement dated as of December 18, 2013, as amended by that certain Amendment No. 1 to Fourth Amended and Restated Credit Agreement, dated as of January 29, 2016 (as amended and from time to time in effect, the “Existing Credit Agreement”);

WHEREAS, Borrower, Guarantors, Administrative Agent and the Lenders desire to amend and restate the Existing Credit Agreement to modify certain provisions thereof;

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby amend and restate the Existing Credit Agreement in its entirety and covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ACC OP Sweet Home LLC” means ACC OP Sweet Home LLC, a Delaware limited liability company.

“ACC OP (Village at Newark) LLC” means ACC OP (Village At Newark) LLC, a Delaware limited liability company.

1

“ACCSI” means American Campus Communities Services, Inc., a Delaware corporation and a Subsidiary of the Parent Guarantor.

“ACCSI Guaranty” means that certain Guaranty, dated as of December 17, 2004, made by ACCSI, as guarantor, in favor of Compass Bank, as lender, in connection with certain construction financing provided by Compass Bank to American Campus (U of H), Ltd.

“Additional Guarantor” has the meaning specified in Section 7.05.

“Adjusted Net Operating Income” means with respect to any Unencumbered Property, as of any date of determination, Net Operating Income as of such date of determination for the four fiscal quarter periods of the Parent Guarantor most recently ended minus the Capital Reserve for such Unencumbered Property.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent maintained by Administrative Agent at its office at 127 Public Square, Cleveland, Ohio 44114-1306, ABA #041-001-039, credit to KREC Loan Services, Account No. 1140228209012, with reference to American Campus Communities Operating Partnership, Attention: Vernon Johnson, or such other account as the Administrative Agent shall specify in writing to the Lender Parties from time to time.

“Advance” means a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote ten percent (10%) or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“Agreement” has the meaning specified in the recital of parties to this Agreement.

“Agreement Value” means, for each Hedge Agreement as of any date of determination, an amount equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the “Master Agreement”), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole “Affected Party” (as defined in the Master Agreement), and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge

Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement as determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement as determined by the Administrative Agent to be the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent Guarantor, the Borrower or their respective Subsidiaries from time to time concerning or relating to bribery, corruption, terrorism or money laundering.

“Applicable Lending Office” means, with respect to each Lender Party, such Lender Party’s Domestic Lending Office in the case of a Base Rate Advance and such Lender Party’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Applicable Margin” means, as of any date of determination, a percentage per annum determined by reference to the Credit Rating Level as set forth below:

Credit Rating Level	Applicable Margin for Base Rate Advances	Applicable Margin for Eurodollar Rate Advances
Credit Rating Level 1	0.00%	0.825%
Credit Rating Level 2	0.00%	0.900%
Credit Rating Level 3	0.00%	1.000%
Credit Rating Level 4	0.20%	1.200%
Credit Rating Level 5	0.55%	1.550%

The Applicable Margin for each Base Rate Advance shall be determined by reference to the Credit Rating Level in effect from time to time, and the Applicable Margin for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing shall be determined by reference to the Credit Rating Level in effect on the first day of such Interest Period; provided, however that no change in the Applicable Margin resulting from the application of the Credit Rating Levels or a change in the Credit Rating Level shall be effective until three Business Days after the date on which the Administrative Agent receives written notice of the application of the Credit Rating Levels or a change in such Credit Rating Level.

“Arrangers” has the meaning specified in the recital of parties to this Agreement.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit E hereto or such other form as may be acceptable to the Administrative Agent.

“Assuming Lender” has the meaning specified in Section 2.16(d).

“Assumption Agreement” has the meaning specified in Section 2.16(d).

“Available Amount” means, with respect to any Letter of Credit at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Law” means any applicable law governing a proceeding of the type referred to in Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of (a) zero percent (0.0%), (b) the Prime Rate or (c) 0.50% per annum above the Federal Funds Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to a customer. A change in the rate of interest payable hereunder and resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

“Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(ii)(A) with respect to any Revolving Credit Advance, Swing Line Advance or Letter of Credit Advance.

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrower’s Account” means an account as the Borrower shall specify in writing to the Administrative Agent from time to time.

“Borrowing” means each of (a) a Swing Line Borrowing or (b) a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Lenders.

“Building” means with respect to each Student Housing Property or parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Capitalization Rate” means six and one quarter of one percent (6.25%).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases. Notwithstanding anything to the contrary herein, upon the adoption by the Loan Parties of ASU 2016-02, the limitation set forth in clause (1) of Section 5.02(b)(ii)(B)

and the calculation of the financial covenants under Section 5.04 shall exclude the effect of the adoption of ASU 2016-02 such that Capitalized Leases shall specifically exclude operating lease liabilities under GAAP for Capitalized Leases as in effect on and after such date.

“Capitalized Value” means, for any Real Estate Asset as of any date of determination, an amount equal to (a) the Net Operating Income for such Real Estate Asset divided by (b) the Capitalization Rate.

“Capital Reserve” means an amount equal to $190 multiplied by the weighted average number of beds attributed (in accordance with the historical practices of the Parent Guarantor and its Subsidiaries) to all Student Housing Properties of the Consolidated Entities as of the end of such period.

“Cash” means money, currency or a credit balance in a Deposit Account.

“Cash Equivalents” means, as of any date of determination, any of the following to the extent owned by the Borrower or any of its Subsidiaries: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, in each case maturing within one year after such date; (b) readily marketable direct obligations issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody’s; (c) certificates of deposit of or time deposits with any commercial bank that (i) is a Lender Party or a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (d) below, (iii) is organized under the laws of the United States or any State thereof and (iv) has combined capital and surplus of at least $1,000,000,000, in each case maturing within one year after such date; and (d) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, maturing within two hundred seventy (270) days after such date and issued by any corporation organized under the laws of any State of the United States and rated at least “Prime 1” (or the then equivalent grade) by Moody’s or “A 1” (or the then equivalent grade) by S&P.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date of this Agreement beneficial ownership (within the meaning of Rule 13d 3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Parent Guarantor (or other securities convertible into such Voting Interests) representing thirty-five percent (35%) or more of the combined voting power of all Voting Interests of the Parent Guarantor; or (b) during any period of up to twelve (12)

consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Parent Guarantor shall cease for any reason to constitute a majority of the board of directors of the Parent Guarantor unless Persons replacing such individuals were nominated by the board of directors of the Parent Guarantor or, in the case of each such individual, the Person replacing such individual was nominated by the same institution that nominated the Person being replaced; or (c) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date of this Agreement, by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to direct, directly or indirectly, the management or policies of the Parent Guarantor; or (d) the Parent Guarantor ceases to be the general partner of the Borrower; or (e) the Parent Guarantor ceases to be the legal and beneficial owner of all of the general partnership interests in the Borrower or ceases to be the legal and beneficial owner of at least fifty-one percent (51%) of the limited partnership interests in the Borrower; or (f) the Parent Guarantor shall create, incur, assume or suffer to exist any Lien on the Equity Interests in the Borrower owned by it.

“Closing Date” means the date on which the conditions set forth in Article III are satisfied and the Initial Extension of Credit is made.

“Commitment” means, (a) with respect to any Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Commitment” or (b) if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender’s “Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Commitment Date” has the meaning specified in Section 2.16(b).

“Commitment Increase” has the meaning specified in Section 2.16(a).

“Commitment Percentage” means, with respect to each Lender, the percentage set forth on Schedule I hereto as such Lender’s percentage of the aggregate Commitments of all of the Lenders, as the same may be changed from time to time in accordance with the terms of this Agreement.

“Communications” has the meaning specified in Section 9.02(b).

“Completion Guarantee” means a guarantee entered into in the ordinary course of business by the Borrower or any of its Subsidiaries with respect to the completion of construction of a Student Housing Property.

“Confidential Information” means information that any Loan Party furnishes to Administrative Agent or any Lender Party in writing designated as confidential, but does not include any such information (a) that is or becomes generally available to the public or (b) that is or becomes available to Administrative Agent or such Lender Party from a source other than the Loan Parties in a manner that does not violate a confidentiality agreement or undertaking that is known to Administrative Agent or such Lender Party.

“Consolidated Adjusted EBITDA” means, as of any date of determination, Consolidated EBITDA as of such date of determination for the four fiscal-quarter period of the Parent Guarantor most recently ended minus the Capital Reserve.

“Consolidated Cash Interest Expense” means, for any period, an amount equal to (a) consolidated total interest expense of the Consolidated Entities for such period minus (b) any non-cash amounts included in such consolidated total interest expense which reflect the amortization of deferred financing charges for such period plus (c) any interest capitalized by the Consolidated Entities during such period, excluding any such capitalized interest related to debt incurred to fund Development Properties.

“Consolidated EBITDA” means, for any period, without duplication, the consolidated net income or loss of the Consolidated Entities for such period (before deduction for minority interests in any of the Consolidated Entities and excluding any adjustments for so-called “straight-line rent accounting”); plus (A) the amount of any dividends or other distributions actually paid to any of the Consolidated Entities by any of the On-Campus Participating Entities during such period; plus (B) the following items to the extent deducted in computing such consolidated net income for such period: (i) consolidated interest expense of the Consolidated Entities for such period, (ii) consolidated income tax expense of the Consolidated Entities for such period, and (iii) consolidated real estate depreciation, amortization and other extraordinary and non-cash items of the Consolidated Entities for such period (except, in the case of such other non-cash items, to the extent that a cash payment will be required to be made in respect thereof in a future period); minus (C) the following items to the extent included in computing such consolidated net income for such period: (i) all consolidated gains (or plus all consolidated losses) attributable to any sales or other dispositions of assets, debt restructurings or early retirement of debt of the Consolidated Entities in such period, and (ii) all income (or plus all losses) from all Unconsolidated Entities; plus (or minus, as applicable) (D) the Unconsolidated Allocation Percentage of any of the items described above in this definition that are attributable to any Unconsolidated Entity for such period. Notwithstanding the foregoing, Consolidated EBITDA shall exclude the non-cash compensation expenses related to awards granted under the Parent Guarantor’s 2004 or 2010 incentive award plans and any subsequent similar incentive award plans with respect to restricted equity-based awards.

“Consolidated Entities” means the Parent Guarantor and its Consolidated Subsidiaries.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Fixed Charges, in each case for the four fiscal–quarter period of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (i) Consolidated Cash Interest Expense for such period, (ii) dividends paid by any of the Consolidated Entities in respect of any Preferred Interests of such Consolidated Entity during such period, other than any such dividends paid by such Consolidated Entity to another Consolidated Entity, (iii) the scheduled principal amount of all amortization payments (other than balloon payments) on all Debt of the Consolidated Entities for such period, other than any such Debt owed to another Consolidated Entity, and (iv) the Unconsolidated Allocation Percentage of any of the items described above in this definition that are attributable to any Unconsolidated Entity for such period.

“Consolidated Subsidiaries” means, collectively, all Subsidiaries of the Parent Guarantor other than the On-Campus Participating Entities and their Subsidiaries.

“Consolidated Total Asset Value” means, as of any date of determination, the sum of the following amounts on such date, all as determined for the Consolidated Entities on a consolidated basis in accordance with GAAP: (i) unrestricted Cash and Cash Equivalents, (ii) the Capitalized Value of all Real Estate Assets (other than Unimproved Land and Development Properties) owned by any Consolidated Entity for more than four full fiscal quarters as of such date, (iii) without duplication, the undepreciated book value of (a) all Real Estate Assets owned or in operation by any Consolidated Entity for less than four full fiscal quarters as of such date, (b) all Unimproved Land, and (c) all Development Properties, and (iv) the Unconsolidated Allocation Percentage of any of the items described above in this definition that are attributable to any Unconsolidated Entity as of such date. To the extent that Consolidated Total Asset Value attributable to the value of Unimproved Land, Development Properties, Investments in Unconsolidated Entities and Investments in Mortgage Receivables, individually or in the aggregate, would otherwise exceed twenty-five percent (25%) of Consolidated Total Asset Value, such excess shall be excluded from Consolidated Total Asset Value.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum of (i) the aggregate amount of all Debt of the Consolidated Entities as of such date, determined on a consolidated basis in accordance with GAAP, plus (ii) the Unconsolidated Allocation Percentage of any Debt that is attributable to any Unconsolidated Entity as of such date.

“Contingent Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith; provided that the amount of any Completion Guaranty as of any date of determination shall be deemed to be the maximum reasonably anticipated liability of the Person providing such Completion Guaranty after taking into account any actual or projected cost overruns in connection with the construction of the related Student Housing Property as well as any other factors which are reasonably likely to result in the incurrence of any costs or expenses by such Person under such Completion Guaranty. Anything contained herein to the contrary notwithstanding, the term “Contingent Obligation” shall not include (x) any Obligation or arrangement of a Consolidated Entity which guarantees or is intended to guarantee any lease, dividend or other payment Obligation, other than Debt, of another Consolidated Entity or (y) the ACCSI Guaranty; provided, however, that the ACCSI Guaranty shall be included within the definition of “Contingent Obligation” in the event that (1) the U of H Contingent Payment Obligation ceases to be in full force and effect, (2) The University of Houston or any of its publicly-issued debt securities cease to have an investment grade rating, or (3) the Debt guaranteed pursuant to the ACCSI Guaranty is accelerated or otherwise becomes due and payable prior to its stated final maturity.

“Contribution Agreement” means a Contribution Agreement among the Borrower, the Parent Guarantor and the Subsidiary Guarantors, such agreement to be in form and substance reasonably satisfactory to Administrative Agent.

“Conversion”, “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07(d), 2.09 or 2.10.

“Credit Rating” means, as of any date of determination, the credit ratings (or their equivalents) then assigned to Parent Guarantor’s long-term senior unsecured non-credit enhanced debt by either of the Rating Agencies; provided that (a) if the respective credit ratings issued by the Rating Agencies differ by one level, then the Credit Rating Level for the higher of such Credit Ratings shall apply (with the Credit Rating Level 1 being the highest and the Credit Level 5 being the lowest); (b) if the respective credit ratings issued by the Rating Agencies differ by more than one level, then the Credit Rating Level that is one level higher than the Credit Rating Level of the lower Credit Rating shall apply; (c) if the Parent Guarantor has only one Credit Rating because either of the Rating Agencies no longer performs the functions of a securities rating agency, then the Credit Rating of the other Rating Agency shall apply; and (d) if the Parent does not have any Credit Rating, then Credit Rating Level 5 shall apply. A credit rating of BBB- from S&P is equivalent to a credit rating of Baa3 from Moody’s and vice versa. A credit rating of BBB from S&P is equivalent to a credit rating of Baa2 from Moody’s and vice versa. In the event that rating of Parent Guarantor’s long-term senior unsecured non-credit enhanced debt is not available, then the Credit Rating shall be based on Parent Guarantor’s then corporate debt rating.

“Credit Rating Level” means one of the following five pricing levels, as applicable:

“Credit Rating Level 1” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to A- by S&P or A3 by Moody’s;

“Credit Rating Level 2” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB+ by S&P or Baa1 by Moody’s and Credit Rating Level 1 is not applicable;

“Credit Rating Level 3” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB by S&P or Baa2 by Moody’s and Credit Rating Levels 1 and 2 are not applicable;

“Credit Rating Level 4” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB- by S&P or Baa3 by Moody’s and Credit Rating Levels 1, 2 and 3 are not applicable; and

“Credit Rating Level 5” means the Credit Rating Level which would be applicable for so long as the Credit Rating is less than BBB- by S&P or Baa3 by Moody’s or there is no Credit Rating.

“Cullen Oaks Phase II Guaranty” means the guaranty by ACCSI of the obligations of American Campus (U of H), Ltd. with respect to the Cullen Oaks Phase II Loan, which guaranty, as it pertains to the principal amount of the Cullen Oaks Phase II Loan, shall be limited to the amount of $4,000,000.

“Cullen Oaks Phase II Loan” means Debt incurred by American Campus (U of H), Ltd. in connection with construction financing provided by Compass Bank in an aggregate principal amount of $17,041,824 on the terms and conditions set forth in that certain Construction Loan Agreement dated December 17, 2004, between Compass Bank and American Campus (U of H), Ltd., as amended by the Renewal, Extension and Modification Agreement dated effective as of February 15, 2014, as the same has been and may be further amended, renewed and/or extended from time to time on terms satisfactory to the Administrative Agent and the Required Lenders.

“Customary Carve-Out Agreement” has the meaning specified in the definition of Non-Recourse Debt.

“Debt” of any Person means, without duplication for purposes of calculating financial ratios, (a) all Debt for Borrowed Money of such Person, (b) all Obligations of such Person for the deferred purchase price of property or services, which purchase price is (i) due more than six months from the date of incurrence of the Obligation in respect thereof or (ii) evidenced by a note or similar written instrument, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) that portion of any Obligations of such Person as lessee under Capitalized Leases that is properly classified as a liability on the balance sheet of such Person in conformity with GAAP, (f) the face amount of all

Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person (other than Preferred Interests that are issued by any Loan Party or Subsidiary thereof and classified as either equity or minority interests pursuant to GAAP) or any warrants, rights or options to acquire such Equity Interests, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

“Debt for Borrowed Money” of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a consolidated balance sheet of such Person.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or passage of time or both.

“Defaulting Lender” means any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Loans, within two (2) Business Days of the date required to be funded by it hereunder and such failure is continuing, unless such failure arises out of a good faith dispute between such Lender and either the Borrower or the Administrative Agent, (b) (i) has notified the Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender that it does not intend to comply with its funding obligations hereunder or (ii) has made a public statement to that effect with respect to its funding obligations under other agreements generally in which it commits to extend credit, unless with respect to this clause (ii), such failure is subject to a good faith dispute, (c) has failed, within two (2) Business Days after request by the Administrative Agent, to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations; provided that, notwithstanding the provisions of Section 2.20, such Lender shall cease to be a Defaulting Lender upon the Administrative Agent’s receipt of such confirmation, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, receivership, rearrangement or similar debtor relief law of the United States or other applicable jurisdictions from time to time in effect, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority (including any agency, instrumentality, regulatory body, central bank or other authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts of the United States or from the enforcement of judgments or writs of attachment of its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Person). Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower, each Issuing Bank, each Swingline Lender and each Lender.

“Deposit Account” has the meaning assigned to that term in the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Development Property” means any Real Estate Asset owned or acquired by the Borrower or any of its Subsidiaries and on which the Borrower or any of its Subsidiaries is actively pursuing construction of one or more buildings for use as a Student Housing Property and for which construction is proceeding to completion without undue delay from permit denial, construction delays or otherwise, all pursuant to the ordinary course of business of the Borrower or such Subsidiary; provided that any Student Housing Property will no longer be considered to be a Development Property when a certificate of occupancy has been issued for such Student Housing Property or such Student Housing Property may otherwise be lawfully occupied for its intended use.

“Disclosed Litigation” has the meaning specified in Section 3.01(f).

“Dollar” and “$” means the lawful currency of the United States of America.

“Domestic Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity which is an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) with respect to the Facility other than the Letter of Credit Facility, (i) a Lender; (ii) an Affiliate or Fund Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, respectively, and having total assets in excess of $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States or any State thereof, and having total assets in excess of $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the OECD; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and (viii) any other Person approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Borrower, each such approval not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (iii) or (v) of this definition and is approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, approved by the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that no Eligible Assignee may be a Loan Party, an Affiliate of a Loan Party, a Defaulting Lender, an Affiliate of a Defaulting Lender, a natural person (or a holding company, investment vehicle or trust for , or operated for the primary benefit of, a natural person) or any EEA Financial Institution that is or is reasonably expected to become, subject to a Bail In Action.

“Eligible Ground Lease” means an unsubordinated ground lease as to which no default has occurred and is continuing containing the following terms and conditions: (a) a remaining term (inclusive of any extension options exercisable at the ground lessee’s sole election with no veto or approval rights by ground lessor or any lender to such ground lessor other than customary requirements regarding no event of default) of thirty (30) years or more from the date of this Agreement; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Indemnity” means an indemnification or guaranty agreement entered into in the ordinary course of business by the Borrower or any of its Subsidiaries with respect to Hazardous Materials and Environmental Laws and the ownership and operation of a Student Housing Property.

“Environmental Law” means any applicable Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing as of any date of determination.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

“ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan or Multiemployer Plan regardless of whether the 30 day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan or Multiemployer Plan, and an event described in paragraph (9), (10), (11), (12), or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) that an accumulated funding deficiency has been incurred or any application for a minimum funding waiver or an extension of any amortization period under Section 412 of the Code with respect to a Plan or Multiemployer Plan has been made to the Secretary of the Treasury; (c) the provision by the administrator of any Plan or Multiemployer Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA; (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under ERISA or the Code shall have been met with respect to any Plan or Multiemployer Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; (h) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan pursuant to Section 4042 of ERISA, or the occurrence of any event of condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan or Multiemployer Plan; (k) that the Loan Party or any ERISA Affiliate may incur any material liability pursuant to any Welfare Plan that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA); or (l) that the Loan Party or any ERISA Affiliate adopts (directly or indirectly through a collective bargaining agreement) or commences contributions to any Plan or Multiemployer Plan.

“Eurodollar Business Day” means any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means for any Eurodollar Rate Advance for any Interest Period, the greater of (a) zero percent (0.0%) or (b) the average rate as shown in Reuters Screen LIBOR 01 Page (or any successor service, or if such Person no longer reports such rate as determined by Administrative Agent, by another commercially available source providing such quotations approved by Administrative Agent) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) Eurodollar Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations. If such service or such other Person approved by the Administrative Agent described above no longer reports such rate or the Administrative Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Administrative Agent in the London Interbank Market, Eurodollar Rate Advances shall accrue interest at the Base Rate plus the Applicable Margin for such Eurodollar Rate Advance. For any period during which a Eurodollar Rate Reserve Percentage shall apply, the Eurodollar Rate with respect to Eurodollar Rate Advances shall be equal to the amount determined above divided by an amount equal to 1 minus the Eurodollar Rate Reserve Percentage.

“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(ii)(B) with respect to any Revolving Credit Advance, Swing Line Advance or Letter of Credit Advance.

“Eurodollar Rate Reserve Percentage” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Excluded FATCA Tax” means any tax, assessment or other governmental charge imposed on a Lender under FATCA, to the extent applicable to the transactions contemplated by this Agreement, that would not have been imposed but for a failure by a Lender (or any financial institution through which any payment is made to such Lender) to comply with the requirements of FATCA.

“Existing Credit Agreement” has the meaning specified in the recitals to this Agreement.

“Existing Letters of Credit” means the Letters of Credit issued by KeyBank and described on Schedule V hereto.

“Facility” means the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility, as applicable. For avoidance of doubt, the Swing Line Facility and Letter of Credit Facility are sub-facilities of the Revolving Credit Facility and the aggregate amount of the commitments in respect of the Facility, in the aggregate, shall not exceed the Commitment Amount.

“Facility Exposure” means, as of any date of determination, the sum of the aggregate principal amount of all outstanding Advances and the Available Amount under all outstanding Letters of Credit.

“Facility Fee” has the meaning set forth in Section 2.08(a).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any period, the greater of (a) zero percent (0.0%) or (b) a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter, dated October 19, 2016, among the Borrower, KeyBank, JPMorgan Chase Bank, N.A. and the Arrangers as the same may be amended from time to time.

“Fiscal Year” means a fiscal year of the Consolidated Entities ending on December 31 in any calendar year.

“Fund Affiliate” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Funds From Operations” means, for any period for the Parent Guarantor and its Subsidiaries on a consolidated basis (and in accordance with the standards established by the Board of Governors of NAREIT in its March 1995 White Paper, as amended in November 1999 and April 2002), net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and extraordinary and unusual items, plus depreciation, inclusive of any asset impairment charges, and amortization, and after adjustments for any Unconsolidated Entities. Adjustments for Unconsolidated Entities will be calculated to reflect funds from operations on the same basis. Notwithstanding the foregoing, Funds from Operations shall exclude the non-cash compensation expenses related to awards granted under the Parent Guarantor’s 2004 or 2010 incentive award plans and any subsequent similar incentive award plans with respect to restricted equity-based awards.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.03, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

“Good Faith Contest” means the contest of an item as to which: (a) such item is contested in good faith, by appropriate proceedings, (b) reserves that are adequate are established with respect to such contested item in accordance with GAAP and (c) the failure to pay or comply with such contested item during the period of such contest is not reasonably likely to result in a Material Adverse Effect.

“Ground Lessor” means the ground lessor under an Eligible Ground Lease.

“Guaranteed Obligations” has the meaning specified in Section 7.01.

“Guarantors” means, collectively, the Parent Guarantor and the Subsidiary Guarantors, if any.

“Guaranty” means the Guaranty by the Guarantors pursuant to Article VII, together with any and all Guaranty Supplements delivered pursuant to Section 7.05.

“Guaranty Supplement” means a supplement entered into by an Additional Guarantor in substantially the form of Exhibit D hereto.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and mold and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

“Increase Date” has the meaning specified in Section 2.16(a).

“Increasing Lender” has the meaning specified in Section 2.16(b).

“Indemnified Costs” has the meaning specified in Section 8.05(a).

“Indemnified Party” has the meaning specified in Section 7.06(a).

“Initial Extension of Credit” means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

“Initial Issuing Bank” means KeyBank.

“Initial Lenders” has the meaning specified in the recital of parties to this Agreement.

“Initial Unencumbered Property” means each Student Housing Property described on Schedule II hereto as of the Closing Date, and “Initial Unencumbered Properties” means all such Student Housing Properties, collectively.

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the

Borrower may, upon notice received by the Administrative Agent not later than 12:00 Noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a)    the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance that is a Revolving Credit Advance that ends after the Revolving Credit Termination Date;

(b)    Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

(c)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d)    whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Investment” means, in any Person, any loan or advance to such Person (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of “Debt” in respect of such Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Grade Rating” means a Credit Rating of BBB- or better by S&P or Baa3 or better by Moody’s.

“Issuing Bank” means the Initial Issuing Bank and any other Lender approved as an Issuing Bank by the Administrative Agent and the Borrower and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register) for so long as such Initial Issuing Bank, Lender or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

“KeyBank” means KeyBank National Association.

“L/C Cash Collateral Account” means the account of the Borrower maintained with the Administrative Agent, in the name of the Administrative Agent for the benefit of the Issuing Bank and the Lenders and under the sole control and dominion of the Administrative Agent and subject to the terms of this Agreement.

“L/C Related Documents” has the meaning specified in Section 2.04(c)(ii)(A).

“Lender Party” means any Lender, the Swing Line Bank or any Issuing Bank.

“Lenders” means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

“Letter of Credit Advance” means an advance made by any Issuing Bank or any Lender pursuant to Section 2.03(c).

“Letter of Credit Agreement” has the meaning specified in Section 2.03(a).

“Letter of Credit Commitment” means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank’s name on Schedule I hereto under the caption “Letter of Credit Commitment” or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Issuing Bank’s “Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05. If at any time there is more than one Issuing Bank, each such Issuing Bank shall be allocated its ratable share of the Letter of Credit Commitment and shall not be required to issue Letters of Credit at any one time outstanding in excess thereof.

“Letter of Credit Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks’ Letter of Credit Commitments at such time, and (b) $35,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Letters of Credit” has the meaning specified in Section 2.01(b).

“Leverage Ratio” means, as of any date of determination, the ratio, expressed as a percentage, of (a) Consolidated Total Indebtedness to (b) Consolidated Total Asset Value, in each case as at the end of the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Fee Letter, (d) each Letter of Credit Agreement, (e) the Contribution Agreement, and (f) the Guaranty and each Guaranty Supplement, and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of a Borrower or the Guarantor in connection with the Facility, in each case as modified or amended from time to time.

“Loan Parties” means the Borrower and the Guarantors.

“Management Agreement” means any property management agreement relating to any Unencumbered Property.

“Margin Stock” has the meaning specified in Regulation U.

“Material Acquisition” means (i) any single acquisition of a Person or assets by Borrower (directly or indirectly) that has a gross purchase price equal to or greater than ten percent (10.0%) of the then Consolidated Total Asset Value (without giving effect to the acquisition), or (ii) one or more acquisitions of one or more Persons or assets by Borrower (directly or indirectly) in any two (2) consecutive calendar quarters which in the aggregate have a gross purchase price equal to or greater than ten percent (10.0%) of the then Consolidated Total Asset Value (without giving effect to the acquisition).

“Material Adverse Change” means any material adverse change in the business, condition (financial or otherwise), results of operations or prospects of the Loan Parties and the Qualifying Subsidiaries, taken as a whole; provided that no change shall constitute a Material Adverse Change so long as the Loan Parties continue to comply with the covenants set forth in Article V.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations or prospects of the Loan Parties and the Qualifying Subsidiaries, taken as a whole, (b) the rights and remedies of Administrative Agent or any Lender Party under any Loan Document, (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party or (d) the value of the Unencumbered Properties.

“Material Contract” means any contract or other arrangement to which any Loan Party or any of their Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Debt” has the meaning specified in Section 6.01(e).

“Monetary Event of Default” means (i) any Event of Default under Section 6.01(a), or (ii) any declaration by notice to the Borrower that, or occurrence of any other event pursuant to Section 6.01 by which, the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents shall be due and payable.

“Moody’s” means Moody’s Investors Services, Inc. and any successor thereto.

“Mortgage Receivables” means a mortgage loan on one or more properties of the type described in Section 5.02(f)(v)(D), and which Mortgage Receivable includes, without limitation, the indebtedness secured by a related first mortgage.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Cash Proceeds” means, with respect to any issuance or sale of any Equity Interests of the Parent Guarantor or any of its Subsidiaries, the Cash proceeds of such issuance or sale net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

“Net Operating Income” means, for any Real Estate Asset as of any date of determination, an amount equal to (A) the aggregate gross revenues from the operations of such Real Estate Asset during the four fiscal-quarter period most-recently ended, excluding any accrued revenues attributable to so-called “straight-line rent accounting”; minus (B) the sum of (i) all expenses and other proper charges incurred in connection with the operation of such Real Estate Asset during such period (including real estate taxes, but excluding any management fees, debt service charges, income taxes, depreciation, amortization, capital reserves and other non-cash expenses), and (ii) an assumed management fee equal to three percent (3%) of the aggregate gross revenues from the operations of such Real Estate Asset during such period. For purposes of determining the Capitalized Value with respect to a Student Housing Property that is an Unencumbered Controlled Property, the Loan Party’s pro rata share of the Net Operating Income from such Student Housing Property shall be utilized instead of the Net Operating Income from such Student Housing Property.

“Non-Recourse Debt” means Debt for Borrowed Money with respect to which recourse for payment is limited to (a) any building(s) and/or parcel(s) of real property and/or any related assets encumbered by a Lien securing such Debt for Borrowed Money and/or (b) the general credit of any Property-Level Subsidiary and/or the Equity Interests therein and/or the general credit of the immediate parent entity of such Property-Level Subsidiary, provided that such parent entity’s assets consist solely of Equity Interests in one or more Property-Level Subsidiaries, it being understood that the instruments governing such Debt may include customary carve-outs to such limited recourse (any such customary carve-outs or agreements limited to such customary carve-outs, being a “Customary Carve-Out Agreement”) such as, for example, personal recourse to the Parent Guarantor or any of its Subsidiaries for fraud, willful misrepresentation, misapplication or misappropriation of cash, waste, environmental claims, damage to properties, non-payment of taxes or other liens despite the existence of sufficient cash flow, interference with the enforcement of loan documents upon maturity or acceleration, violation of loan document prohibitions against voluntary or involuntary bankruptcy filings, transfer of properties or ownership interests therein and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

“Note” means, collectively, the Revolving Credit Notes.

“Notice” has the meaning specified in Section 9.02(c).

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Issuance” has the meaning specified in Section 2.03(a).

“Notice of Swing Line Borrowing” has the meaning specified in Section 2.02(b).

“NPL” means the National Priorities List under CERCLA.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“OECD” means the Organization for Economic Cooperation and Development.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“On-Campus Participating Entities” means each of (a) American Campus (Laredo), Ltd., (b) American Campus (PVAMU) Ltd., (c) American Campus (U of H), Ltd., (d) American Campus (PVAMU IV) Ltd., (e) ACC OP (College Park, WV), LLC, each of which entities described in (a)-(e) holds all of the right, title and interest of the Parent Guarantor and its Subsidiaries in one of the On-Campus Participating Properties, and (f) any other entity in which any Loan Party makes any Investment, which entity engages in the development or ownership of a Student Housing Property where it is intended that such Loan Party shall receive from such Student Housing Property a share of excess cash flow with a college, university or other institution of higher learning.

“On-Campus Participating Properties” means, collectively, the Student Housing Properties described on Schedule IV attached hereto, together with any additional Student Housing Properties owned by On-Campus Participating Entities.

“Other Taxes” has the meaning specified in Section 2.12(b).

“Parent Guarantor” has the meaning specified in the recital of parties to this Agreement.

“Participant Register” has the meaning specified in Section 9.07(g).

“Patriot Act” has the meaning specified in Section 9.12.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Liens” means: (a) Liens for taxes, assessments or governmental charges or levies the payment of which is not, at the time, required by Section 5.01(b); (b) statutory Liens of banks and rights of set-off and other Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations, in each case that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding as of any date of determination do not materially adversely affect the use of the property to which they relate unless, in the case of (i) or (ii) above, such liens are the subject of a Good Faith Contest; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations other than any Lien imposed by ERISA; (d) easements, zoning restrictions, rights of way, restrictive covenants and other non-monetary encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use or value of such property for its intended purposes; (e) Tenancy Leases; (f) with respect to Real Estate Assets encumbered by Secured Debt or Non-Recourse Debt, easements, zoning restrictions, rights of way, restrictive covenants and other Liens affecting such real property that are permitted to exist under the terms of the agreements governing such Secured Debt or Non-Recourse Debt; (g) Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Unencumbered Properties on account thereof; (h) any attachment or judgment Lien not constituting an Event of Default and not with respect to any portion of the Unencumbered Properties; (i) any (i) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding subclause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease; and (j) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Platform” has the meaning specified in Section 9.02(b).

“Post Petition Interest” has the meaning specified in Section 7.07(c).

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Prime Rate” means a rate per annum equal to the prime rate of interest publicly announced from time to time by KeyBank or its parent as its prime rate (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

“Property-Level Subsidiary” means any Subsidiary of the Borrower that holds a direct fee or leasehold interest in any single building (or group of related buildings, including, without limitation, buildings pooled for purposes of a Non-Recourse Debt financing) and/or parcel (or group of related parcels, including, without limitation, parcels pooled for purposes of a Non-Recourse Debt financing) of real property and related assets and not in any other building or parcel of real property.

“Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender’s Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

“Qualifying Subsidiary” means a Subsidiary Guarantor, an Unencumbered Controlled Property Subsidiary which is not required to be a Subsidiary Guarantor or a Wholly Owned Subsidiary which owns or leases a Unencumbered Property which is not required to be a Subsidiary Guarantor.

“Rating Agencies” means S&P and Moody’s, collectively, and “Rating Agency” means either S&P or Moody’s.

“Real Estate” means all real property at any time owned or leased (as lessee or sublessee) by the Borrower, any Guarantor or any of their respective Subsidiaries, including, without limitation, the Unencumbered Properties.

“Real Estate Asset” means, as of any date of determination, any fee or leasehold interest then owned by any Loan Party or any of their Subsidiaries in any real property.

“Reference Bank” means KeyBank.

“Refinancing Debt” means, with respect to any Debt, any Debt extending the maturity of, or refunding or refinancing, in whole or in part, such Debt, provided that (a) the terms of any Refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, do not provide for any Lien on any Unencumbered Property and are otherwise permitted by the Loan Documents, (b) the principal amount of such Refinancing Debt shall not exceed the principal amount of the Debt being extended, refunded or refinanced, (c) any Liens securing such Refinancing Debt shall not encumber any property or assets other than the property or assets that secured the Debt being extended, refunded or refinanced (and any improvements thereon) and (d) the other material terms, taken as a whole, of such Refinancing Debt are no less favorable in any material respect to the Loan Parties and the Qualifying Subsidiaries or the Lender Parties than the terms governing the Debt being extended, refunded or refinanced (it being understood that the mere extension of the maturity of any Surviving Debt that is Non-Recourse Debt shall be deemed to qualify as Refinancing Debt hereunder).

“Register” has the meaning specified in Section 9.07(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“REIT” means a Person that is qualified to be treated for tax purposes as a real estate investment trust under Sections 856-860 of the Internal Revenue Code.

“Required Lenders” means, at any time, Lenders owed or holding equal to or greater than fifty-one percent (51%) of the sum of (a) the aggregate principal amount of all Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Commitments at such time; provided that in determining said percentage at any given time, all the existing Lenders that are Defaulting Lenders (and their Commitments) will be disregarded and excluded. For purposes of this definition, the aggregate principal amount of any Swing Line Advances owing to the Swing Line Bank and any Letter of Credit Advances owing to any Issuing Bank, and the Available Amount of each Letter of Credit, shall each be considered to be owed to the Lenders ratably in accordance with their respective Commitments.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Responsible Officer” means, with respect to any Loan Party or any of its Subsidiaries, any officer of, or any officer of any general partner or managing member of, such Loan Party or such Subsidiary.

“Revolving Credit Advance” has the meaning specified in Section 2.01(a).

“Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Commitments at such time.

“Revolving Credit Note” means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender.

“Revolving Credit Termination Date” means the earlier of (a) March 15, 2022, and (b) the date of termination in whole of the Commitments, the Letter of Credit Commitment and the Swing Line Commitment pursuant to Section 2.05 or 6.01.

“S&P” means S&P Global Ratings or any successor thereto.

“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means, at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person fifty percent (50%) or more owned, directly or indirectly, by any of the above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002, as amended.

“Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Secured Debt” means as of any given date the amount of the Consolidated Total Indebtedness that is secured in any manner by any Lien. Notwithstanding the foregoing, Secured Debt shall exclude Debt that is secured solely by ownership interests in another Person that owns Real Estate, which is not fully supported by Real Estate that is not subject to any Liens other than those described in clauses (a), (b), (d) and (e) of the definition of Permitted Liens, and which does not constitute Non-Recourse Debt.

“Secured Recourse Debt” means as of any given date the amount of the Secured Debt less the amount of Non-Recourse Debt.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

“1772 Sweet Home Road, LLC” means 1772 Sweet Home Road, LLC, a Delaware limited liability company.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person, on a going-concern basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person, on a going-concern basis, is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time (including, without limitation, after taking into account appropriate discount factors for the present value of future contingent liabilities), represents the amount that can reasonably be expected to become an actual or matured liability.

“Standby Letter of Credit” means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

“Student Housing Property” means all right, title and interest of the Borrower and its Subsidiaries in and to any land and any improvements thereon comprising a student housing property that is located in the United States and within reasonably close proximity to any college, university or other institution of higher learning located in the United States or which is marketed primarily to students, employees or faculty of such college, university or other institution, together with all equipment, furniture, materials, supplies and personal property in which the Borrower or any of its Subsidiaries has an interest and which is now or hereafter located on or used in connection with such student housing property, and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by the Borrower or any of its Subsidiaries.

“Subordinated Obligations” has the meaning specified in Section 7.07(a).

“Subsidiary” means, of any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than fifty percent (50%) of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, in each case, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. Without limiting the foregoing, the Unencumbered Controlled Property Subsidiaries are each a Subsidiary of Loan Parties.

“Subsidiary Guarantor” has the meaning specified in the recital of parties to this Agreement.

“Surviving Debt” means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after the Closing Date.

“Swing Line Advance” means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(c) or (b) any Lender pursuant to Section 2.02(b).

“Swing Line Bank” means KeyBank, in its capacity as the Lender of Swing Line Advances, and its successors and permitted assigns in such capacity.

“Swing Line Borrowing” means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(c) or the Lenders pursuant to Section 2.02(b).

“Swing Line Commitment” means, with respect to the Swing Line Bank, the amount of the Swing Line Facility set forth in Section 2.01(c), as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Swing Line Facility” has the meaning specified in Section 2.01(c).

“Taxes” has the meaning specified in Section 2.12(a).

“Tenancy Leases” means operating leases, subleases, licenses, occupancy agreements and rights-of-use entered into by the Borrower or any of its Subsidiaries in its capacity as a lessor or a similar capacity in the ordinary course of business that do not materially and adversely affect the use of the Real Estate Asset encumbered thereby for its intended purpose.

“Trade Letter of Credit” means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory.

“Transfer” has the meaning specified in Section 5.02(e).

“Type” means the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

“Unconsolidated Allocation Percentage” means, as of any date of determination with respect to any Unconsolidated Entity, the aggregate percentage ownership interest of the Consolidated Entities in such Unconsolidated Entity as of such date.

“Unconsolidated Entity” means, as of any date of determination, any Person in which the Parent Guarantor or any of its Subsidiaries holds an Investment and whose financial results would not be consolidated under GAAP with the financial results of the Parent Guarantor and its Subsidiaries if consolidated financial statements of the Parent Guarantor and its Subsidiaries were prepared as of such date.

“Unencumbered Asset Value” means, as of any date of determination, the sum of the following amounts on such date, all as determined for the Consolidated Entities on a consolidated basis in accordance with GAAP: (i) the amount of unrestricted Cash and Cash Equivalents of the Borrower, the Subsidiary Guarantors and the Qualifying Subsidiaries, (ii) the Capitalized Value of all Unencumbered Properties (excluding the Capitalized Value of Unencumbered Properties that are classified as Development Properties as of such date and the Capitalized Value of Unencumbered Properties that were not owned by Borrower or any Qualifying Subsidiary for four full fiscal quarters as of such date), (iii) without duplication, the undepreciated book value of all Unencumbered Properties owned or in operation by Borrower or any Qualifying Subsidiary for less than four full fiscal quarters as of such date, (iv) without duplication, the undepreciated book value of all Unencumbered Properties of the Borrower and the Qualifying Subsidiaries that are classified as Development Properties as of such date, and (v) without duplication, the undepreciated book value of all Unencumbered Properties of the Borrower and the Qualifying Subsidiaries that are classified as Unimproved Land as of such date. With respect to any Unencumbered Properties that constitute Unencumbered Controlled Properties, the Unencumbered Asset Value attributable to such Unencumbered Properties shall be equal to Borrower’s pro rata economic share of the Capitalized Value or book value, as applicable, of such Unencumbered Property. For purposes of this definition, to the extent (a) the Unencumbered Asset Value attributable to Unencumbered Controlled Properties would exceed ten percent (10%) of Unencumbered Asset Value, or (b) the Unencumbered Asset Value attributable to Development Properties would exceed twenty-five percent (25%) of Unencumbered Asset Value or (c) the Unencumbered Asset Value attributable to Unimproved Land would exceed seven and one-half percent (7.5%) of Unencumbered Asset Value, in each case such excess shall be excluded.

“Unencumbered Controlled Property” means an Unencumbered Property that is not wholly owned (or ground leased under an Eligible Ground Lease) by a Wholly Owned Subsidiary but where the Borrower or a Wholly Owned Subsidiary is the managing member of such Person and owns at least an eighty-five percent (85%) economic interest in, controls all major operational, financing, sale and investment decisions related to such Unencumbered Property, and has the power and authority to be a Subsidiary Guarantor and to grant a Lien to secure the Obligations of Borrower under the Loan Documents (subject, with respect to 1772 Sweet Home Road, LLC and Village At Newark Urban Renewal, LLC, to the limits in the Consent to Pledge and Transfer of Membership Interest and to Mortgage dated August 10, 2009 and the Consent to Pledge of Assets Village At Newark Urban Renewal, LLC dated August 10, 2009, respectively, to the limit that loan availability under the agreement secured and/or guaranteed not exceed seventy-five percent (75%) of the then current as-is appraised value of the Unencumbered Properties, as described in such consents).

“Unencumbered Controlled Property Subsidiary” means each Person that owns an Unencumbered Controlled Property.

“Unencumbered Leverage Ratio” means, as of any date of determination, the ratio, expressed as a percentage, of (a) Unsecured Debt (including the Facility) to (b) Unencumbered Asset Value, in each case, as at the end of the most recently ended quarter of the Parent Guarantor for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

“Unencumbered Properties” means, collectively, as of any date of determination, each Student Housing Property that meets the Unencumbered Property Conditions. As of the date of this Agreement, the Unencumbered Properties are the Initial Unencumbered Properties.

“Unencumbered Property Certificate” means a certificate in substantially the form of Exhibit H hereto, duly certified by the Chief Financial Officer of the Parent Guarantor.

“Unencumbered Property Conditions” means, collectively, the following conditions with respect to any Student Housing Property, each of which shall be established to the satisfaction of the Administrative Agent:

(a)    such Student Housing Property is one hundred percent (100%) owned by the Borrower or a Qualifying Subsidiary either (i) in fee simple or (ii) pursuant to and under an Eligible Ground Lease;

(b)    no Person other than a Loan Party has any direct or indirect ownership of any Equity Interest or other voting interest in Borrower or such Qualifying Subsidiary (it being understood that no such Person shall be deemed to have any such ownership interest for purposes of this definition solely by virtue of (i) owning any Equity Interest in the Parent Guarantor, (ii) owning any limited partnership interests in the Borrower; provided that, in the case of this clause (ii), at least fifty-one percent (51%) of the limited partnership interests in the Borrower are at all times owned by the Parent Guarantor, or (iii) in the case of an Unencumbered Controlled Property, the ownership interest in the applicable Unencumbered Controlled Property Subsidiary which is not required by the terms of this Agreement to be owned by Borrower);

(c)    such Student Housing Property and the direct and indirect interest of Borrower, any Guarantor and any Qualifying Subsidiary therein is subject to no Liens or negative pledge other than with respect to any Student Housing Property those described in clauses (a), (b), (d) and (e) of the definition of “Permitted Liens”;

(d)    either construction of such Student Housing Property is complete, a certificate of occupancy has been issued for such Student Housing Property (or such Student Housing Property may otherwise be lawfully occupied for its intended use), or such Student Housing Property is a Development Property;

(e)    such Student Housing Property is free of material title defects and structural defects, has all Environmental Permits applicable thereto and is not subject to any material Environmental Claim or otherwise in violation of any Environmental Law if the result of such violation would be reasonably likely to result in a material adverse effect on the value of such Student Housing Property;

(f)    such Student Housing Property is managed by the Borrower or one of its Subsidiaries;

(g)    [intentionally omitted];

(h)    such Student Housing Property is located entirely in a state within the United States;

(i)    [intentionally omitted];

(j)    [intentionally omitted];

(k)    all other applicable conditions set forth in Section 3.01(a) have been satisfied with respect to such Qualifying Subsidiary to the extent it is required to be a Guarantor (such satisfaction to be determined mutatis mutandis for any Additional Guarantor);

(l)    with respect to the Student Housing Property owned by 1772 Sweet Home Road, LLC, the following conditions shall apply, each of which shall be established to the satisfaction of the Administrative Agent: (i) such Student Housing Property is one hundred percent (100%) owned by 1772 Sweet Home Road, LLC; (ii) ACC OP Sweet Home LLC shall be a Subsidiary Guarantor if required under Section 5.01(r); (iii) ACC OP Sweet Home LLC shall be the managing member of 1772 Sweet Home Road, LLC and shall own all of the interests in 1772 Sweet Home Road, LLC owned directly or indirectly by Borrower; and (iv) 1772 Sweet Home Road, LLC shall have no Debt; and

(m)    with respect to the Student Housing Property owned by Village At Newark Urban Renewal, LLC, the following conditions shall apply, each of which shall be established to the satisfaction of the Administrative Agent: (i) such Student Housing Property is one hundred percent (100%) owned by Village at Newark Urban Renewal, LLC; (ii) ACC OP (Village At Newark) LLC shall be a Subsidiary Guarantor if required under Section 5.01(r); (iii) ACC OP (Village At Newark) LLC shall be the managing member of Village At Newark Urban Renewal, LLC and shall own all of the interests in Village At Newark Urban Renewal, LLC owned directly or indirectly by Borrower; and (iv) Village At Newark Urban Renewal, LLC shall have no Debt.

“Unimproved Land” means land to be developed as a Student Housing Property with respect to which the commencement of grading, construction of improvements (other than improvements that are not material and are temporary in nature) or infrastructure for the development of a Student Housing Property has not yet commenced.

“Unsecured Debt” means as of any given date the amount of the Consolidated Total Indebtedness which is not Secured Debt.

“Unsecured Debt Service Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Net Operating Income from the Unencumbered Properties to (b) Unsecured Interest Expense, in each case for the four fiscal-quarter period of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

“Unsecured Interest Expense” means, for any period of determination, Consolidated Cash Interest Expense for such period attributable to Unsecured Debt of the Parent Guarantor and its Subsidiaries.

“Unused Commitment” means, with respect to any Lender at any time, (a) such Lender’s Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender’s Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(c) and outstanding at such time.

“U of H Contingent Payment Obligation” has the meaning assigned to the term “Contingent Payment Obligation” in the U of H Ground Lease.

“U of H Ground Lease” means that certain Ground Lease Agreement dated as of September 26, 2000, by and between The Board of Regents of the University of Houston System, as lessor for the use and benefit of The University of Houston, and American Campus (U of H), Ltd., as lessee.

“Village at Newark Urban Renewal, LLC” means Village at Newark Urban Renewal, LLC, a Delaware limited liability company

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

“Wholly Owned Subsidiary” means a Subsidiary which is one hundred percent (100%) owned and controlled, directly or indirectly, by Borrower.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.    Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. References in the Loan Documents to any agreement or contract “as amended” means and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

SECTION 1.03.    Accounting Terms. Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to the Administrative Agent pursuant to Sections 5.03(b), (c) and (f) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements, if any, provided for in Section 5.03(g)). Except as otherwise provided in the definitions contained herein, calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those applied in the preparation of the financial statements referred to in Section 4.01(g).

SECTION 1.04.    Amendment and Restatement.

This Agreement shall fully amend and restate the Existing Credit Agreement. The Lenders’ interests with respect to the Advances outstanding under (and as defined in) the Existing Credit Agreement, shall be allocated on the Closing Date in accordance with each Lender’s Commitments. The principal amount outstanding under the Existing Credit Agreement as of the date hereof shall be deemed to be Advances disbursed hereunder and under the Notes, with each Lender having funded a portion of such Advances in an amount equal to its respective Pro Rata Share thereof; such initial outstanding advances hereunder (together with issued and undrawn Letters of Credit) are set forth on Schedule V attached hereto. All obligations of the Borrower under the Existing Credit Agreement shall become obligations of the Borrower hereunder, and the provisions of the Existing Credit Agreement shall be superseded by the provisions hereof. Each of the parties hereto confirms that the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement shall not constitute a novation of the Existing Credit Agreement. On the Closing Date, (A) the loan commitment of each Lender that is a party to the Existing Credit Agreement, but not a party to this Agreement (an “Exiting Lender”), shall be terminated, all outstanding obligations owing to such Exiting Lenders under the Existing Credit Agreement on the Closing Date shall be paid in full, and each Exiting Lender shall cease to be a Lender under this Agreement; provided, however, that, notwithstanding anything else provided herein or otherwise, any rights of an Exiting Lender under the Loan Documents that are intended by their express terms to survive termination of the Commitments and/or the repayment, satisfaction or discharge of the Obligations shall survive for such Exiting Lender hereunder, and (B) each Person listed on Schedule I attached to this Agreement shall be a Lender under this Agreement with the Commitments set forth opposite its name on such Schedule I.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

SECTION 2.01.    The Advances and the Letters of Credit. (a) The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a “Revolving Credit Advance”) to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an amount for each such Revolving Credit Advance not to exceed such Lender’s Unused Commitment at such time. Each Borrowing of a Revolving Credit Advance shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and shall consist of Revolving Credit Advances made simultaneously by the Lenders ratably according to their Commitments. Within the limits of each Lender’s Unused Commitment in effect from time to time and prior to the Revolving Credit Termination Date, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a).

(b)    Letters of Credit. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the “Letters of Credit”), for the account of the Borrower from time to time on any Business Day during the period from the date hereof until sixty (60) days before the Revolving Credit Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the Letter of Credit Facility at such time, (ii) for all Letters of Credit issued by such Issuing Bank not to exceed such Issuing Bank’s Letter of Credit Commitment at such time, and (iii) for each such Letter of Credit not to exceed the aggregate of the Unused Commitments of the Lenders at such time, provided that such obligation of the Issuing Banks shall be contingent on no Lender being a Defaulting Lender (provided that the Issuing Bank may, in its sole discretion, be entitled to waive this condition). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only. No Letter of Credit shall, except as provided below, have an expiration date later than the earlier of the date that is sixty (60) days before the Revolving Credit Termination Date and (A) in the case of a Standby Letter of Credit, may by its terms provide that such expiration date will be automatically extended for a period and on terms acceptable to the Issuing Bank that issues such Standby Letter of Credit and (B) in the case of a Trade Letter of Credit, sixty (60) days after the date of issuance thereof; provided, however, that the terms of each Standby Letter of Credit that is automatically extendible annually shall not, except as provided below, permit the expiration date (after giving effect to any extension) of such Standby Letter of Credit in any event to be extended to a date later than sixty (60) days before the Revolving Credit Termination Date; provided, however, that a Letter of Credit may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration of not more than one year beyond the Revolving Credit Termination Date so long as the Borrower delivers to the Issuing Bank no later than thirty (30) days prior to the Revolving Credit Termination Date cash collateral for such Letter of Credit for deposit into the L/C Cash Collateral Account in an amount equal to the maximum stated amount of such Letter of Credit. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(b).

(c)    The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank agrees to make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date (i) in an aggregate amount not to exceed at any time outstanding $35,000,000 (the “Swing Line Facility”) and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Commitments of the Lenders at such time, provided that such obligation of the Swing Line Bank shall be contingent on no Lender being a Defaulting Lender (provided that the Swing Line Bank may, in its sole discretion, be entitled to waive this condition). No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $100,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.04(b) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

SECTION 2.02.    Making the Advances.

(a)    Except as otherwise provided in Section 2.03, each Borrowing with respect to the applicable Type of Advance shall be made on notice, given not later than 12:00 Noon (New York City time) on the second Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or not later than 1:00 P.M. (New York City time) on the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each applicable Lender prompt notice thereof by telex or telecopier or e-mail. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or telex or telecopier or e-mail, in each case in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall subject to the terms of this Agreement, before 12:00 Noon (New York City time) on the date of such Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances and 1:00 P.M. (New York City time) on the date of such Borrowing in the case of a Borrowing consisting of Base Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s Pro Rata Share of such Borrowing in accordance with the respective Commitments of such Lender, as applicable, and the other Lenders. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account; provided, however, that the Administrative Agent shall first make a portion of such funds which are a Revolving Credit Advance equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or any Issuing Bank, as the case may be, and by any other Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or such Issuing Bank, as the case may be, and such other Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

(b)    Each Swing Line Borrowing shall be made on notice, given not later than 12:00 Noon (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a “Notice of Swing Line Borrowing”) shall be by telephone, confirmed immediately in writing or by telecopier or e-mail, in each case specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the earlier of (A) the fifth day after the requested date of such Borrowing and (B) the Revolving Credit Termination Date). The Swing Line Bank shall, before 1:00 P.M. (New York City time) on the date of such Swing Line Borrowing, make the amount thereof available to the Administrative Agent at the Administrative Agent’s Account, in same day funds. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Lender, such other Lender’s Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 12:00 Noon (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

(c)    Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing of a Revolving Credit Advance hereunder or for any Borrowing of a Revolving Credit Advance if the aggregate amount of such Borrowing is less than $3,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07(d)(ii), 2.09 or 2.10 and (ii) there may not be more than ten (10) separate Borrowings outstanding at any time.

(d)    Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(e)    Unless the Administrative Agent shall have received notice from a Lender prior to (x) the date of any Borrowing consisting of Eurodollar Rate Advances or (y) 12:00 Noon (New York City time) on the date of any Borrowing consisting of Base Rate Advances that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Pro Rata Share available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes.

(f)    The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03.    Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 12:00 Noon (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, which shall give to the Administrative Agent prompt notice thereof by telex, telecopier or e-mail or by means of the Platform. Each such notice of issuance of a Letter of Credit (a “Notice of Issuance”) shall be by facsimile, confirmed in writing via overnight courier for delivery on the immediately succeeding Business Day, in each case in the form of Exhibit C attached hereto and specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a “Letter of

Credit Agreement”). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern. The Existing Letters of Credit shall upon the Closing Date be deemed to be a Letter of Credit under this Agreement. Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a participation therein from Issuing Bank in an amount equal to its Pro Rata Share of the amount of such Letter of Credit and the unused Commitment Amount of each such Lender shall be reduced by a like amount.

(b)    [Intentionally Omitted].

(c)    Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Lender, such Lender’s Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to such Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

(d)    Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

SECTION 2.04.    Repayment of Advances. (a) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Revolving Credit Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.

(b)    Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of (i) the Swing Line Bank and (ii) each other Lender that has made a Swing Line Advance by purchase from the Swing Line Bank pursuant to Section 2.02(b), the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the fifth day after the requested date of such Swing Line Borrowing) and the Revolving Credit Termination Date.

(c)    Letter of Credit Advances.

(i)    The Borrower shall repay to the Administrative Agent for the account of each Issuing Bank and each other Lender that has made a Letter of Credit Advance on the same day on which such Advance was made the outstanding principal amount of each Letter of Credit Advance made by each of them.

(ii)    The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit (and the obligations of each Lender to reimburse the Issuing Bank with respect thereto) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

(A)    any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the “L/C Related Documents”);

(B)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(C)    the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

(D)    any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(E)    payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

(F)    any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

(G)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor;

provided that, notwithstanding the foregoing, an Issuing Bank shall not be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct (as determined by a final and non-appealable judgment of a court of competent jurisdiction).

SECTION 2.05.    Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Swing Line Facility, the Letter of Credit Facility and the Unused Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $3,000,000 (or in the case of the Swing Line Facility, $100,000) or an integral multiple of $500,000 (or in the case of the Swing Line Facility, $100,000) in excess thereof and (ii) shall be made ratably among the Lenders in accordance with their Commitments with respect to such Facility.

(b)    Mandatory. (i) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

(ii)    The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

SECTION 2.06.    Prepayments. (a) Optional. The Borrower may, upon same day notice in the case of Base Rate Advances and two Business Days’ notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $500,000 or an integral multiple of $100,000 in excess thereof or, if less, the amount of the Advances outstanding and (ii) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Notwithstanding the terms of Section 2.11(f), prepayments of the Facility made pursuant to this clause (a) shall in the absence of instructions from Borrower to Administrative Agent, be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, and third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Lenders, as applicable.

(b)    Mandatory. The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

SECTION 2.07.    Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i)    Intentionally Omitted.

(ii)    Revolving Credit Advance, Swing Line Advance or Letter of Credit Advance.

(A)    Base Rate Advances. During such periods as any Revolving Credit Advance, Swing Line Advance or Letter of Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the greater of (i) the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin for Base Rate Advances in effect from time to time, and (ii) the then applicable Eurodollar Rate for one month interest periods plus the Applicable Margin for Eurodollar Rate Advances, payable in arrears on the second day of each month and on the date such Base Rate Advance shall be Converted or paid in full.

(B)    Eurodollar Rate Advances. During such periods as any Revolving Credit Advance, Swing Line Advance or Letter of Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance, Swing Line Advance or Letter of Credit Advance to the sum of (A) the Eurodollar Rate for such Interest Period plus (B) the Applicable Margin for Eurodollar Rate Advances in effect on the first day of such Interest Period, payable in arrears on the second day of each month and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b)    Default Interest. Upon the occurrence and during the continuance of any Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(ii) above and on demand, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(ii) above.

(c)    Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest Period”, the Administrative Agent shall give notice to the Borrower and each applicable Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(ii) above, and the applicable rate, if any, furnished by the Reference Bank for the purpose of determining the applicable interest rate under clause (a)(ii) above.

(d)    Interest Rate Determination.

(i)    Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate.

(ii)    If Reuters Screen LIBOR01 Page (or other source selected by Administrative Agent as permitted pursuant to the definition of “Eurodollar Rate” contained in this Agreement) is unavailable and Reference Bank is unable to furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

(A)    the Administrative Agent shall forthwith notify the Borrower and the applicable Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

(B)    each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

(C)    the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 2.08.    Fees. (a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a facility fee (the “Facility Fee”) from the date of this Agreement in the case of each Lender then a party thereto and from the effective date specified in the Assignment and Acceptance Agreement pursuant to which it became a Lender in the case of each other Lender until the Revolving Credit Termination Date, payable in arrears on the last day of each September, December, March and June, and on the Revolving Credit Termination Date. The Facility Fee payable to the account of each Lender shall be calculated daily for each period for which the Facility Fee is payable on the Revolving Credit Facility during such period at the rate per annum set forth below:

Credit Rating Level	Facility Fee Rate
Credit Rating Level 1	0.125%
Credit Rating Level 2	0.150%
Credit Rating Level 3	0.200%
Credit Rating Level 4	0.250%
Credit Rating Level 5	0.300%

The Facility Fee shall be determined by reference to the Credit Rating Level in effect from time to time; provided, however, that no change in the Facility Fee rate resulting from a change in the Credit Rating Level shall be effective until three (3) Business Days after the date on which the Administrative Agent receives written notice of a change in such Credit Rating Level.

(b)    Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent, for the account of each Lender, a commission with respect to each Letter of Credit outstanding from time to time, payable in arrears, (a) quarterly on the last day of each September, December, March and June, commencing March 31, 2017, and (b) on the Revolving Credit Termination Date, on such Lender’s Pro Rata Share of the average daily Available Amount of such Letter of Credit during the applicable quarter at a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances in effect from time to time.

(ii)    The Borrower shall pay to each Issuing Bank, for its own account, (A) a fronting fee for each Letter of Credit issued by such Issuing Bank and outstanding from time to time, payable in arrears, (a) quarterly on the last day of each September, December, March and June, commencing March 31, 2017, and (b) on the Revolving Credit Termination Date, on the average daily Available Amount of such Letter of Credit during the applicable quarter at a rate per annum equal to one eighth of one percent (0.125%); provided that in any event the minimum amount of the fronting fee payable in any 12-month period with respect to any Letter of Credit shall be $500; and (B) such other commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

(c)    Administrative Agents’ Fees. The Borrower shall pay to the Administrative Agent for its own account such fees, in such amounts and payable at such times, as may from time to time be agreed between the Borrower and the Administrative Agent.

SECTION 2.09.    Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing shall be made ratably among the Lenders in accordance with their Commitments. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

(b)    Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $3,000,000, such Advances shall automatically Convert into Base Rate Advances.

(i)    If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

(ii)    Upon the occurrence and during the continuance of any Event of Default, (y) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (z) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

SECTION 2.10.    Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) adopted or made after the date hereof, there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (y) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (z) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, within ten (10) days after demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that, before making any such demand, such Lender Party agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

(b)    If any Lender Party determines that either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) adopted or made after the date hereof results in any change in the amount of capital or liquidity required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender Party’s commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party’s commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

(c)    If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

(d)    Notwithstanding any other provision of this Agreement, if after the date of this Agreement the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

(e)    For purposes of this Section 2.10, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, publications, orders, guidelines and directives thereunder or issued in connection therewith, and all requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) of the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been adopted and gone into effect after the date hereof regardless of when adopted, implemented, enacted or issued.

SECTION 2.11.    Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.13), not later than 12:00 Noon (New York City time) on the day when such payment is due in accordance with the terms hereof in Dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)    The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower’s accounts with such Lender Party any amount so due.

(c)    All computations of interest and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days (provided however that Advances and other amounts bearing interest by reference to the Base Rate shall be computed on the basis of a year of 365 days, or 366 if applicable), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d)    Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

(f)    Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lender Parties under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lender Parties in the following order of priority:

(i)    first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Administrative Agent (solely in its capacity as Administrative Agent) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Administrative Agent on such date;

(ii)    second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Issuing Banks (solely in their respective capacities as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Banks on such date;

(iii)    third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Section 9.04 and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

(iv)    fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections 2.10 and 2.12 on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;

(v)    fifth, to the payment of all of the fees that are due and payable to the Lenders under Section 2.08(a) and (b)(i) on such date, ratably based upon the respective aggregate Commitments of the Lenders under the Facility on such date;

(vi)    sixth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

(vii)    seventh, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

(viii)    eighth, to the payment of the principal amount of all of the outstanding Advances and any reimbursement obligations that are due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal and reimbursement obligations owing to the Administrative Agent and the Lender Parties on such date, and to deposit into the L/C Cash Collateral Account any contingent reimbursement obligations in respect of outstanding Letters of Credit to the extent required by Section 6.02; and

(ix)    ninth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Lender Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Lender Parties on such date.

SECTION 2.12.    Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise or other similar taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise or other similar taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum

payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)    In addition, the Borrower shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c)    The Borrower shall indemnify each Lender Party and the Administrative Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

(d)    Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment or, if such receipts are not obtainable, other evidence of such payments by the Borrower reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

(e)    Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms W8 ECI or W8 BEN or W8 BEN-E, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a

United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W8 ECI or W8 BEN or W8 BEN-E, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information. Upon the request of the Borrower, any Lender that is a United States person and is not an exempt recipient for U.S. backup withholding purposes shall deliver to the Borrower two copies of Internal Revenue Service form W-9 (or any successor form). If any governmental authority asserts that the Administrative Agent or the Borrower (as to the Borrower, with respect to Excluded FATCA Taxes only) did not properly withhold or backup withhold, as the case may be, any Tax or other amount from payments made to or for the account of any Lender due to such Lender’s failure to deliver such forms or documentation, such Lender shall indemnify the Administrative Agent and/or the Borrower (as to the Borrower, with respect to Excluded FATCA Taxes only) therefor, including all penalties and interest, any Taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent or by the Borrower (as to the Borrower, with respect to Excluded FATCA Taxes only) under this Section 2.12, and costs and expenses (including all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Administrative Agent and the Borrower (as to the Borrower, with respect to Excluded FATCA Taxes only).

(f)    For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

(g)    Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

(h)    If any Lender Party or the Administrative Agent receives a refund of Taxes or Other Taxes paid by the Borrower or for which the Borrower has indemnified any Lender Party or the Administrative Agent, as the case may be, pursuant to this Section 2.12, then such Lender Party or the Administrative Agent, as applicable, shall pay such amount, net of any expenses incurred by such Lender Party or the Administrative Agent, to the Borrower within thirty (30) days of the receipt of such Taxes or Other Taxes. Notwithstanding the foregoing, (i) the Borrower shall not be entitled to review the tax records or financial information of any Lender Party or the Administrative Agent and (ii) neither the Administrative Agent nor any Lender Party shall have any obligation to pursue (and no Loan Party shall have any right to assert) any refund of Taxes or Other Taxes that may be paid by the Borrower. Without limitation of this Section 2.12, if a payment made to a Lender under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting and document provision requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by either, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower and/or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.

SECTION 2.13.    Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its Pro Rata Share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time, or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its Pro Rata Share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations, as the case may be, due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party’s ratable share (according to the proportion of (1) the purchase price paid to such Lender Party to (2) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party’s ratable share (according to the proportion of (x) the amount of such other Lender Party’s required repayment to (y) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

SECTION 2.14.    Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely for the acquisition and/or development of Student Housing Properties and/or Development Properties, to make capital expenditures, for working capital purposes and for other general corporate purposes of the Parent Guarantor and its Subsidiaries. The Borrower will not request any Advance under the Facility, and the Borrower shall not use, and the Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Advance (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) in any manner that would result in the violation of any applicable Sanctions.

SECTION 2.15.    Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender Party resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note, in substantially the form of Exhibit A hereto, payable to the order of such Lender Party in a principal amount equal to the Commitment of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder. By delivery of this Agreement and the Notes, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Debt evidenced by the Existing Credit Agreement and the “Notes” described in the Existing Credit Agreement, which Debt evidenced by the “Revolving Credit Notes” under the Existing Credit Agreement is instead evidenced by this Agreement and the Revolving Credit Notes and is allocated among the Lender Parties that are Lenders as of the date hereof in accordance with their respective Pro Rata Share of the Commitments, and the Lender Parties that are Lenders shall as of the date hereof make such adjustments to the outstanding Revolving Credit Advances of such Lender Parties so that such outstanding Revolving Credit Advances are consistent with their respective Commitments. Upon a Lender’s furnishing to Borrower an affidavit to such effect, if a Note is mutilated, destroyed, lost or stolen, Borrower shall deliver to such Lender, in substitution therefore, a new note containing the same terms and conditions as such Note being replaced.

(b)    The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party’s share thereof.

(c)    Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

SECTION 2.16.    Increase in the Aggregate Commitments.

(a)    The Borrower may, at any time, by written notice to the Administrative Agent, request an increase in the aggregate amount of the Commitments by not less than $10,000,000 nor more than $500,000,000 in the aggregate (which, assuming no previous reduction in the Commitments would result in a maximum aggregate of Commitments of $1,200,000,000.00) (each such proposed increase, a “Commitment Increase”) to be effective as of a date (the “Increase Date”) as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of the Commitments at any time exceed $1,200,000,000, and (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Article III shall be satisfied.

(b)    The Administrative Agent shall promptly notify the Lenders of each request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Commitment Date”). Each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent.

(c)    Promptly following each Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in such requested Commitment Increase on such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of such Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof unless otherwise agreed by Borrower and Administrative Agent.

(d)    On each Increase Date, each Eligible Assignee that accepts an offer to participate in the requested Commitment Increase in accordance with Section 2.16(c) (an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.16(b)) as of such Increase Date; provided, however that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

(i)    an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Administrative Agent (each an “Assumption Agreement”), duly executed by such Assuming Lender, the Administrative Agent and the Borrower; and

(ii)    confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.16(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier or telex or e-mail, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

(e)    As a condition to the effectiveness of any increase in the aggregate Commitments pursuant to this Section 2.16, the Borrower shall pay (i) to the Administrative Agent and Arrangers such fees as required by the Fee Letter, and (ii) to each Increasing Lender or Assuming Lender, as applicable, such fees as they may require in connection therewith, which fees shall, when paid, be fully earned and non-refundable under any circumstances.

(f)    As a condition to the effectiveness of any increase in the aggregate Commitments pursuant to this Section 2.16, the Borrower and the Guarantors shall execute and deliver to the Administrative Agent and the Lenders such additional documents, instruments, certifications and opinions as the Agent may reasonably require in its sole and absolute discretion (including, without limitation, in the case of the Borrower, a certificate demonstrating compliance with all covenants, representations and warranties set forth in the Loan Documents after giving effect to the increase) and the Borrower shall pay the cost of any and all intangible taxes or other documentary or mortgage taxes, assessments or charges or any similar fees, taxes or expenses which are required to be paid in connection with such increase.

(g)    On any Increase Date the outstanding principal balance of the Revolving Credit Advances shall be reallocated among the Lenders such that after the applicable Increase Date the outstanding principal amount of Revolving Credit Advances owed to each Lender shall be equal to such Lender’s Commitment Percentage (as in effect after the applicable Increase Date) of the outstanding principal amount of all Revolving Credit Advances. The participation interests of the Lenders in Swing Line Facility and Letter of Credit Facility shall be similarly adjusted. On any Increase Date those Lenders whose Commitment Percentage is increasing shall advance the funds to the Administrative Agent and the funds so advanced shall be distributed among the Lenders whose Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Revolving Credit Advances. The funds so advanced shall be Base Rate Advances or Eurodollar Rate Advances, as the case may be, among all Lenders based on their Commitment Percentages.

SECTION 2.17.    Replacement of Lenders Under Certain Circumstances. In the event that any Lender (a) shall make a demand for payment of increased costs pursuant to Section 2.10(a) or (b) shall make a demand for Conversion of all Eurodollar Rate Advances to Base Rate Advances pursuant to Section 2.10(d), and unless the circumstances giving rise to such demand are no longer in effect, the Borrower may, if such Lender is not then an Issuing Bank and such Lender shall fail to withdraw such demand within five Business Days after the Borrower’s request for such withdrawal, upon thirty (30) days’ prior written notice by the Borrower to the Administrative Agent and such Lender, elect to cause such Lender to assign its Advances and Commitments in full to an Eligible Assignee in accordance with the provisions of Section 9.07(a), and such Lender hereby agrees to assign its Advances and Commitments as provided above if an Eligible Assignee shall have agreed to assume such Advances and Commitments; provided that, on the date of such assignment, the Borrower shall pay (x) to such Lender (1) any amounts payable to such Lender pursuant to Section 2.10 or otherwise pursuant to this Agreement and (2) any amounts that would have been payable to such Lender pursuant to Section 9.04(c) if the Borrower had prepaid all outstanding Advances of such Lender on the date of such assignment and (y) to the Administrative Agent, any processing and recordation fee payable to the Administrative Agent pursuant to Section 9.07(a) in connection with such assignment.

SECTION 2.18.    [Intentionally Omitted.]

SECTION 2.19.    Cash Collateral. If there is a Defaulting Lender and the reallocation in Section 2.20(a)(ii) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, upon demand by the Administrative Agent, the Swing Line Bank or the Issuing Bank at any time while a Lender is a Defaulting Lender, deliver to the Administrative Agent for the benefit of the Issuing Bank or Swing Line Bank, as applicable, within five (5) Business Days of such demand, cash collateral or other credit support satisfactory to the Swing Line Bank and the Issuing Bank in their sole discretion in an amount equal to such Defaulting Bank’s Commitment Percentage of the aggregate outstanding face amount of all Letters of Credit and Swing Line Advances then outstanding plus the Available Amount of Letters of Credit. Such amounts may be used to reimburse to the Swing Line Bank or Issuing Bank, as applicable, the Defaulting Lender’s Pro Rate Share of any Letter of Credit Advance or Swing Line Advance, as applicable.

SECTION 2.20.    Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in this Agreement.

(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender under this Agreement (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.05), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, if so determined by the Administrative Agent, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit or Swing Line Advance; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Advances or participations under this Agreement; fifth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advance in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Advances were made at a time when the conditions set forth in Sections 3.01 and 3.02, as applicable, were satisfied or waived, such payment shall be applied solely to pay the applicable Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.20 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees. During any period that a Lender is a Defaulting Lender, such Defaulting Lender’s Commitment and outstanding Revolving Credit Advances shall be excluded for purposes of calculating any fee payable to the Lenders under Section 2.08(a) and 2.08(b), and during such period the Borrower shall not be required to pay, and such Defaulting Lender shall not be entitled to receive, any such fees otherwise payable to such Defaulting Lender under such Sections; provided that fees payable with respect to any portion of such Defaulting Lender’s obligation to participate in Letters of Credit or Swing Line Advances that has been reallocated to another Lender pursuant to Section 2.20(a)(iv) shall be payable to such Lender.

(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender that is a Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03 or in Swing Line Advances pursuant to Section 2.02(b), the “Commitment Percentage” of each non-Defaulting Lender that is a Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender that is a Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Advances shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Credit Advances and participations in Letter of Credit Advances and Swing Line Advances of that non-Defaulting Lender (it being acknowledged that no Lender shall have any obligation to fund Revolving Credit Advances and participate in Letters of Credit and Swing Line Advances in excess of its Commitment).

(b)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender that is a Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances and funded and unfunded participations in Letters of Credit and Swing Line Advances to be held on a pro rata basis by the Lenders in accordance with their applicable Commitment Percentages (without giving effect to Section 2.20(a)(iv)) whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)    Purchase or Cancellation of Defaulting Lender’s Commitment. Any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender’s Commitment. Any Lender desiring to exercise such right shall give written notice thereof to the Administrative Agent and the Borrower no sooner than two (2) Business Days and not later than five (5) Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitment in proportion to the Commitments of the other Lenders exercising such right. If after such fifth (5th) Business Day, the Lenders have not elected to purchase all of the Commitment of such Defaulting Lender, then the Borrower may, by giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, either (i) demand that such Defaulting Lender assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 9.07 for the purchase price provided for below or (ii) terminate the Commitment of such Defaulting Lender, whereupon such Defaulting Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. Upon any such purchase or assignment, the Defaulting Lender’s interest in the Advances and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase except to the extent assigned pursuant to such purchase) shall terminate on the date of purchase (other than any right of indemnification set forth in this Agreement which shall survive), and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Advances outstanding and owed by the Borrower to the Defaulting Lender plus the amount of all outstanding and unpaid interest and other amounts owing to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Administrative Agent shall apply against such purchase price any amounts retained by the Administrative Agent pursuant to the last sentence of the immediately preceding subsection (a). Notwithstanding the foregoing, the Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Administrative Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Administrative Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Advances.

ARTICLE III

CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01.    Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of any Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

(a)    The Administrative Agent shall have received on or before the Closing Date the following, each dated the Closing Date (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

(i)    This Agreement, together with a Note payable to the order of each Lender that has requested a Note prior to the Closing Date.

(ii)    [Intentionally omitted.]

(iii)    Certified copies of the resolutions of the Board of Directors, board of managers, management committee, general partner or managing member (or other similar body), as applicable, of each Loan Party approving the transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Loan Documents and each Loan Document to which it is or is to be a party.

(iv)    A copy of a certificate of the Secretary of State (or equivalent authority) of the jurisdiction of incorporation, organization or formation of each Loan Party, dated reasonably near the Closing Date, certifying, if and to the extent such certification is generally available for entities of the type of such Loan Party, (A) as to a true and correct copy of the charter, certificate of limited partnership, certificate of formation or other comparable organizational document of such Loan Party, and of each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to the charter, certificate of limited partnership, certificate of formation or other comparable organizational document, as applicable, of such Loan Party that are on file in such Secretary’s office and (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) that such Loan Party is duly incorporated, organized or formed and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation.

(v)    A copy of a certificate of the Secretary of State (or equivalent authority) of each jurisdiction in which any Loan Party owns or leases property or in which the conduct of its business requires it to qualify or be licensed as a foreign corporation, limited partnership or limited liability company (except where the failure to so qualify or be licensed (A) would not be reasonably likely to have a Material Adverse Effect), and (B) is not a jurisdiction in which a Unencumbered Property is located, dated reasonably near (but prior to) the Closing Date, stating, with respect to each such Loan Party, that such Loan Party is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in such State and has filed all annual reports required to be filed to the date of such certificate.

(vi)    A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary (or those of its general partner or managing member or other authorized representative, if applicable), dated the Closing Date, certifying as to (A) a true and correct copy of the bylaws, operating agreement, partnership agreement or other governing document of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iii) were adopted and on the Closing Date, (or that there have been no changes from those agreements delivered pursuant to the Existing Credit Agreement), (B) the due incorporation, organization or formation and good standing or valid existence of such Loan Party as a corporation, limited liability company or general or limited partnership organized under the laws of the jurisdiction of its incorporation, organization or formation and the absence of any proceeding for the dissolution or liquidation of such Loan

Party, (C) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Closing Date and (D) the absence of any event that has occurred and is continuing, or that would result from the Initial Extension of Credit, that constitutes a Default or an Event of Default.

(vii)    A certificate of the Secretary or an Assistant Secretary (or other Responsible Officer, if applicable) of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party (either individually or as the general partner or managing member of another Loan Party) and the other documents to be delivered hereunder and thereunder.

(viii)    Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, Material Contracts and Tenancy Leases (together with copies thereof if requested by the Administrative Agent), audited annual financial statements for the year ended December 31, 2015, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties’ due diligence review reveals material changes since such financial statements, as of a later date within forty-five (45) days of the Closing Date).

(ix)    [Intentionally Omitted.]

(x)    Opinions of Dentons US LLP, counsel for the Loan Parties, in substantially the form of Exhibit F hereto and as to such other matters as the Administrative Agent may reasonably request.

(xi)    [Intentionally Omitted.]

(xii)    [Intentionally Omitted.]

(xiii)    A Notice of Borrowing or Notice of Issuance, as applicable, and an Unencumbered Property Certificate relating to the Initial Extension of Credit.

(b)    The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and its Subsidiaries, including the terms and conditions of the charter and bylaws, operating agreement, partnership agreement or other governing document of each of them.

(c)    The Loan Parties shall have no Debt, other than Surviving Debt, and all Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

(d)    [Intentionally Omitted.]

(e)    Before and after giving effect to the transactions contemplated by the Loan Documents, there shall have occurred (i) no Material Adverse Change since September 30, 2016, and (ii) no material adverse change in the Initial Unencumbered Properties since the date of this Agreement.

(f)    There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the “Disclosed Litigation”) or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(g)    All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender Parties that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents.

(h)    The Borrower shall have paid all fees that are due and payable pursuant to the Fee Letter, all other accrued fees of the Administrative Agent and the Lender Parties and all out-of-pocket expenses (including the reasonable fees and expenses of counsel) of the Administrative Agent and the Arranger.

(i)    The Borrower and each other Loan Party shall have provided all information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

SECTION 3.02.    Conditions Precedent to Each Borrowing, Issuance, Renewal and Commitment Increase. The obligation of each Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or extend the expiration date of a Letter of Credit and the right of the Borrower to request a Swing Line Borrowing or a Commitment Increase pursuant to Section 2.16 shall be subject to the further conditions precedent that on the date of such Borrowing, issuance, extension or increase (a) the following statements shall be true and the Administrative Agent shall have received, for the account of such Lender, the Swing Line Bank or such Issuing Bank, a certificate signed on behalf of the Borrower by a duly authorized officer of the Borrower, dated the date of such Borrowing, issuance, extension or increase, stating that:

(i)    the representations and warranties contained in each Loan Document are true and correct on and as of such date, before and after giving effect to (A) such Borrowing, issuance, extension or increase and (B) in the case of any Borrowing, issuance or extension, the application of the proceeds therefrom, as though made on and as of such date;

(ii)    no Default has occurred and is continuing, or would result from (A) such Borrowing, issuance, extension or increase or (B) in the case of any Borrowing, issuance or extension, from the application of the proceeds therefrom; and

(iii)    for each Revolving Credit Advance or Swing Line Advance made by the Swing Line Bank or issuance or extension of any Letter of Credit, before and after giving effect to such Advance, issuance or extension, the Parent Guarantor shall be in compliance with the covenants contained in Section 5.04; and

(b)    the Administrative Agent shall have received such other approvals, opinions or documents as any Lender Party through the Administrative Agent may reasonably request.

SECTION 3.03.    Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party’s Pro Rata Share of such Borrowing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.    Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:

(a)    Organization and Powers; Qualification and Good Standing. Each Loan Party and each of its Subsidiaries and each general partner or managing member, if any, of each Loan Party (i) is a corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed (A) would not be reasonably likely to have a Material Adverse Effect, and (B) is not a jurisdiction in which a Unencumbered Property is located, and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Parent Guarantor has, beginning with its taxable year ended December 31, 2004, been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and the present and proposed method of operation of the Parent Guarantor and its Subsidiaries will permit the Parent Guarantor to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. All of the outstanding Equity Interests in the Parent

Guarantor have been validly issued, are fully paid and non-assessable, all of the general partner Equity Interests in the Borrower are owned by the Parent Guarantor, and all such general partner Equity Interests are owned by the Parent Guarantor free and clear of all Liens.

(b)    Subsidiaries. Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, organization or formation, the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party on the date hereof and the number of shares (or the equivalent thereof) covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof, and indicating if such Subsidiary is an Unencumbered Controlled Property Subsidiary. All of the outstanding Equity Interests in each Loan Party’s Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens except Permitted Liens.

(c)    Due Authorization; No Conflict. The execution and delivery by each Loan Party of each Loan Document to which it is or is to be a party (either individually or as the general partner or managing member of another Loan Party), and the performance of its obligations thereunder, and the consummation of the transactions contemplated by the Loan Documents, are within the corporate, limited liability company or partnership powers of such Loan Party, have been duly authorized by all necessary corporate, limited liability company or partnership action, and do not (i) contravene the charter or bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

(d)    Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party (either individually or as the general partner or managing member of another Loan Party) or for the consummation of the transactions contemplated by the Loan Documents, or (ii) to the knowledge of any Loan Party, the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given, or made and are in full force and effect.

(e)    Binding Obligation. This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party that is a party thereto (either individually or as the general partner or managing member of another Loan Party). This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party, general partner or managing member, as the case may be, in accordance with its terms.

(f)    Litigation. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries or any general partner or managing member (if any) of any Loan Party, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of any Loan Document and the transactions contemplated by the Loan Documents, and there has been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries or any general partner or managing member (if any) of any Loan Party, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(g)    Financial Condition. The consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at December 31, 2015 and the related consolidated statement of income and consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Ernst & Young LLP, independent public accountants, the consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at September 30, 2016 and the related consolidated statement of income and consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the nine months then ended, duly certified by the Chief Financial Officer of the Parent Guarantor, copies of which have been furnished to each Lender Party, fairly present subject, in the case of said consolidated balance sheet as at September 30, 2016, and said consolidated statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the consolidated financial condition of the Parent Guarantor and its Subsidiaries, as at such dates and the consolidated results of operations of the Parent Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since September 30, 2016, there has been no Material Adverse Change.

(h)    Forecasts. The consolidated forecasted balance sheets, statements of income and statements of cash flows of the Parent Guarantor and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(viii) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent Guarantor’s best estimate of its future financial performance.

(i)    Full Disclosure. No information, exhibit or report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

(j)    Margin Regulations. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(k)    Governmental Regulation. Neither any Loan Party nor any of its Subsidiaries is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Without limiting the generality of the foregoing, each Loan Party and each of its Subsidiaries: (i) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (ii) is not engaged in, does not propose to engage in and does not hold itself out as being engaged in the business of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (iii) does not own or propose to acquire investment securities (as defined in the Investment Company Act of 1940, as amended) having a value exceeding forty percent (40%) of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis; (iv) has not in the past been engaged in the business of issuing face-amount certificates of the installment type; and (v) does not have any outstanding face-amount certificates of the installment type. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(l)    No Materially Adverse Agreements. Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate, partnership, membership or other governing restriction that would be reasonably likely to have a Material Adverse Effect.

(m)    [Intentionally Omitted].

(n)    Surviving Debt. Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor, the principal amount outstanding thereunder and the maturity date thereof.

(o)    Existing Liens. Set forth on Schedule 4.01(o) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries that secure Debt for Borrowed Money, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

(p)    Real Estate Assets. Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Real Estate Assets owned and/or leased (as lessee) by any Loan Party or any of its Subsidiaries as of the date hereof or, if applicable, the date of the most recent supplement to such Schedule 4.01(p) delivered pursuant to Section 5.03(j), showing as of such date the street address, county or other relevant jurisdiction, state, and record owner thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such Real Estate Assets, free and clear of all Liens, other than Permitted Liens.

(q)    [Intentionally Omitted].

(r)    Environmental Matters. (i) Except as otherwise set forth on Part I of Schedule 4.01(r) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits will have no material ongoing obligations or costs, and to the knowledge of each Loan Party or any of its Subsidiaries, no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

(ii)    Except as otherwise set forth on Part II of Schedule 4.01(r) hereto, none of the properties currently or to the knowledge of each Loan Party and any of its Subsidiaries, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or to the knowledge of each Loan Party and any of its Subsidiaries, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; any and all asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries is in good condition and is arranged in accordance with Environmental Laws; Hazardous Materials have not been stored or otherwise located, released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries in a manner that could reasonably be expected to result in a material liability, and no part of such property is presently contaminated by Hazardous Materials (in each case excluding, with respect to any property formerly owned or operated by any Loan Party or any of its Subsidiaries, any such storage, location, release, discharge, disposal or contamination occurring after such Loan Party or Subsidiary ceased to own or operate such property).

(iii)    Except as otherwise set forth on Part III of Schedule 4.01(r) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Real Estate; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

(s)    Compliance With Laws. Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws (including, without limitation, the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and “Blue Sky” laws) applicable to it and its business, where the failure to so comply could reasonably be expected to have a Material Adverse Effect.

(t)    Force Majeure. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

(u)    Loan Parties’ Credit Decisions. Each Loan Party has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement (and in the case of the Guarantors, to give the guaranty under this Agreement) and each other Loan Document to which it is or is to be a party, and each Loan Party has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

(v)    Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

(w)    Sarbanes-Oxley. No Loan Party has made any extension of credit to any of its directors or executive officers in contravention of any applicable restrictions set forth in Section 402(a) of Sarbanes-Oxley.

(x)    ERISA Matters. (i) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all Plans and Welfare Plans.

(ii)    No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

(iii)    Schedule B, MB or SB (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B, MB or SB there has been no material adverse change in such funding status.

(iv)    Neither any Loan Party nor any ERISA Affiliate has contributed to or been required to contribute to any Multiemployer Plan or “employee pension benefit plan,” as defined in Section 3(3) of ERISA, that is subject to Title IV of ERISA within the past six years prior to the date hereof.

(v)    Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(y)    Unencumbered Properties.

(i)    The Loan Parties and the Qualifying Subsidiaries are the legal and beneficial owners of the Unencumbered Properties and the direct and indirect ownership and other beneficial interests of Borrower in each Unencumbered Controlled Property Subsidiary or Wholly Owned Subsidiary are owned by the Borrower or a Wholly Owned Subsidiary, in each case free and clear of any Lien, except for Permitted Liens described in clauses (a), (b), (d) and (e) of the definition of “Permitted Liens”. Each of the Unencumbered Properties satisfies the requirements in this Agreement to being a Unencumbered Property. To each Loan Party’s knowledge, except as set forth on Schedule 4.01(y) hereto, there are no proceedings in condemnation or eminent domain affecting any of the Unencumbered Properties and, to the knowledge of each Loan Party, none is threatened. No Person has any option or other right to purchase all or any portion of any of the Unencumbered Properties or any interest therein.

(ii)    To each Loan Party’s knowledge, the Unencumbered Properties and the use thereof comply in all material respects with all applicable zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, building codes, parking laws and all other laws, statutes, codes, ordinances, rules and regulations applicable to the Unencumbered Properties, or any of them, including, without limitation, the Americans with Disabilities Act. To each Loan Party’s knowledge, all material permits, licenses and certificates for the lawful use, occupancy and operation of each component of each of the Unencumbered Properties in the manner in which it is currently being used, occupied and operated, including, but not limited to liquor licenses and certificates of occupancy, or the equivalent, have been obtained and are current and in full force and effect. To each Loan Party’s knowledge, no legal proceedings are pending or threatened with respect to the zoning of any Unencumbered Property. To each Loan Party’s knowledge, neither the zoning nor any other right to construct, use or operate any Unencumbered Property is in any way dependent upon or related to any real estate other than such Unencumbered Property in any way that has had or is reasonably likely to give rise to a materially adverse effect as to the value, use of or ability to sell or finance such Unencumbered Property. No tract map, parcel map, condominium plan, condominium declaration, or plat of subdivision will be recorded by any Loan Party with respect to any Unencumbered Property without the Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

(iii)    [Intentionally Omitted.]

(iv)    [Intentionally Omitted.]

(v)    To each Loan Party’s knowledge, all improvements on any Unencumbered Property, including without limitation the roof and all structural components, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior doors, parking facilities, sidewalks and landscaping, are in good condition and repair. The Loan Parties are not aware of any latent or patent structural or other material defect or deficiency in any of the Unencumbered Properties and, to the Loan Parties’ knowledge, city water supply, storm and sanitary sewers, and electrical, gas (if applicable) and telephone facilities are available to each of the Unencumbered Properties within the boundary lines of each of the Unencumbered Properties (except in any way that has not had and is reasonably likely to not give rise to a materially adverse effect as to the value, use of or ability to sell or finance such Unencumbered Property), are fully connected to the improvements and are fully operational, are sufficient to meet the reasonable needs of each of the Unencumbered Properties as now used or presently contemplated to be used, and no other utility facilities are necessary to meet the reasonable needs of any of the Unencumbered Properties as now used or presently contemplated. Except in any way that has not had and is reasonably likely to not give rise to a materially adverse effect as to the value, use of or ability to sell or finance such Unencumbered Property, to the Loan Parties’ knowledge no part of any of the Unencumbered Properties is within a flood plain and none of the improvements thereon create encroachments over, across or upon any of the Unencumbered Properties’ boundary lines, rights of way or easements, and no building or other improvements on adjoining land create such an encroachment which could reasonably be expected to have a Material Adverse Effect. All public roads and streets necessary for service of and access to each of the Unencumbered Properties for the current and contemplated uses thereof have been completed and are serviceable and are physically and legally open for use by the public. To the Loan Parties’ knowledge after due inquiry, any septic system located at any of the Unencumbered Properties is in good and safe condition and repair and in compliance with all applicable law.

(vi)    Each of the Unencumbered Properties owned in fee simple is comprised of one (1) or more parcels which constitute separate tax lots. No part of any of the Unencumbered Properties owned in fee simple is included or assessed under or as part of another tax lot or parcel, and no part of any other property is included or assessed under or as part of the tax lots or parcels comprising any of the Unencumbered Properties.

(vii)    Neither the Borrower nor any of the Guarantors or Qualifying Subsidiaries has received any outstanding notice from any insurer or its agent requiring performance of any work with respect to any of the Unencumbered Properties or canceling or threatening to cancel any policy of insurance, and each of the Unencumbered Properties complies with the material requirements of all of the Borrower’s, the Guarantor’s and the Qualifying Subsidiaries’ insurance carriers.

(z)    Eligible Ground Leases. (i) The Eligible Ground Leases contain the entire agreement of the Ground Lessor and the applicable Loan Party or Qualifying Subsidiary pertaining to the applicable Unencumbered Property that is subject to an Eligible Ground Lease and satisfy the requirements of this Agreement to be an Eligible Ground Lease. The Loan Parties and Qualifying Subsidiaries have no estate, right, title or interest in or to any Unencumbered Property subject to an Eligible Ground Lease except under and pursuant to the applicable Eligible Ground Lease. The Loan Parties have delivered a true and correct copy of the Eligible Ground Leases to the Administrative Agent and the Eligible Ground Leases have not been modified, amended or assigned.

(ii)    To the knowledge of the Loan Parties, the applicable Ground Lessor is the exclusive fee simple owner of its Unencumbered Property subject to an Eligible Ground Lease, subject only to the Ground Lease and Liens described in clauses (a), (b), (d) and (e) of the definition of Permitted Liens, and the applicable Ground Lessor is the sole owner of the lessor’s interest in the applicable Eligible Ground Lease.

(iii)    There are no rights to terminate an Eligible Ground Lease other than the Ground Lessor’s right to terminate by reason of default, casualty, condemnation or other reasons, in each case as expressly set forth in the applicable Eligible Ground Lease.

(iv)    Each Eligible Ground Lease is in full force and effect and, to the Loan Parties’ knowledge, no breach or default or event that with the giving of notice or passage of time would constitute a breach or default under the applicable Eligible Ground Lease (a “Ground Lease Default”) exists or has occurred on the part of the Loan Parties or Qualifying Subsidiaries or on the part of the Ground Lessor under an Eligible Ground Lease. All base rent and additional rent due and payable under an Eligible Ground Lease has been paid through the date hereof and the Loan Parties and Qualifying Subsidiaries are not required to pay any deferred or accrued rent after the date hereof under an Eligible Ground Lease. The Loan Parties and Qualifying Subsidiaries have not received any written notice that a Ground Lease Default has occurred or exists, or that any Ground Lessor or any third party alleges the same to have occurred or exist.

(v)    A Loan Party or Qualifying Subsidiary is the exclusive owner of the lessee’s interest under and pursuant to each Eligible Ground Lease and has not assigned, transferred or encumbered its interest in, to, or under such Eligible Ground Lease.

(aa)    [Intentionally Omitted].

(bb)    [Intentionally Omitted].

(cc)    Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.

(i)    The Parent Guarantor, Borrower, its Subsidiaries and, to the knowledge of the Borrower, all of their respective directors, officers and employees are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, is a Sanctioned Person. The Facility, the use of the proceeds of any Advance under the Facility or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

(ii)    Neither the making of the Advances under the Facility hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Parent Guarantor, Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.

(dd)    On-Campus Participating Entities. Set forth on Schedule 4.01(bb) hereto is a complete and accurate list of all Debt of the On-Campus Participating Entities as of the date of this Agreement. None of the Consolidated Entities (i) is directly or indirectly liable, contingently or otherwise, with respect to any of such Debt, except as provided in the ACCSI Guaranty and the Cullen Oaks Phase II Guaranty, or (ii) has any obligation, direct or indirect, contingent or otherwise, to make any additional Investment in any of the On-Campus Participating Entities.

(ee)    [Intentionally Omitted].

(ff)    Unencumbered Controlled Property Subsidiaries. Each of the Unencumbered Controlled Property Subsidiaries satisfies the requirements of this Agreement to be an Unencumbered Controlled Property Subsidiary.

(gg)    Franchises, Patents, Copyrights, Etc. The Borrower, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others except where such failure or conflict could not reasonably be expected to have a Material Adverse Effect.

(hh)    Liability with Respect to Unsecured Debt. As of the date of this Agreement, no Subsidiary of Borrower has created, incurred, assumed, suffered to exist, guaranteed or is otherwise liable (whether as a borrower, co-borrower or otherwise) with respect to any Unsecured Debt.

(ii)    Survival. All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of Parent Guarantor, Borrower or any of Borrower’s Subsidiaries to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of Parent Guarantor, Borrower or any of Borrower’s Subsidiaries prior to the date hereof and delivered to the Administrative Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by Borrower under this Agreement. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

ARTICLE V

COVENANTS OF THE LOAN PARTIES

SECTION 5.01.    Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Loan Party will:

(a)    Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970; provided, however that the failure to comply with the provisions of this Section 5.01(a) shall not constitute a default hereunder so long as such non-compliance is the subject of a Good Faith Contest or would not reasonably be expected to have a Material Adverse Effect.

(b)    Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however that neither the Loan Parties nor any of their Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c)    Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, in each case to the extent the failure to remove and/or clean up the same would be reasonably likely to result in a material liability to any Loan Party or any of its Subsidiaries; provided, however that neither the Loan Parties nor any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

(d)    Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiaries operate.

(e)    Preservation of Partnership or Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence (corporate or otherwise), rights (charter and statutory), permits, licenses, approvals and franchises except, in the case of Subsidiaries of the Borrower only, if in the reasonable business judgment of such Subsidiary it is in its best economic interest not to preserve and maintain such rights or franchises and such failure to preserve and maintain such rights or franchises is not reasonably likely to result in a Material Adverse Effect (it being understood that the foregoing shall not prohibit, or be violated as a result of, any transactions by or involving any Loan Party or Subsidiary thereof otherwise permitted under Section 5.02(d) or (e) below).

(f)    Visitation Rights. At any reasonable time and from time to time, permit any of the Administrative Agent or Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, any Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of any Loan Party and any of its Subsidiaries with any of their general partners, managing members, officers or directors and with their independent certified public accountants.

(g)    Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance with GAAP.

(h)    Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and will from time to time make or cause to be made all appropriate repairs, renewals and replacement thereof except where failure to do so would not have a Material Adverse Effect.

(i)    Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than (i) in the case of any Loan Party, any other Loan Party, and (ii) in the case of any other Subsidiary of the Parent Guarantor, any Consolidated Entity) on terms that are fair and reasonable and no less favorable to such Loan Party or Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; provided that neither (A) the charging of a guarantee fee or similar charge, in the amount of up to two percent (2%) of the guaranteed obligation, by one Subsidiary of the Parent Guarantor to another such Subsidiary as compensation for providing a guarantee of an obligation of such other Subsidiary nor (B) the charging by ACCSI of fees for services rendered to any other Subsidiary of the Parent Guarantor in the amount of up to one hundred fifty percent (150%) of the cost of providing such services nor (C) the incurrence by any Subsidiary of the Parent Guarantor of obligations under a Customary Carve-Out Agreement relating to Non-Recourse Debt of another such Subsidiary shall constitute a breach of this Section 5.02(i).

(j)    [Intentionally Omitted].

(k)    Further Assurances. (i) Promptly upon request by Administrative Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

(ii)    Promptly upon request by Administrative Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge and deliver any and all such further acts, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as Administrative Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (carry out more effectively the purposes of the Loan Documents.

(l)    Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect (including, without limitation, not allowing any lease which constitutes a Material Contract to lapse or be terminated or any rights to renew such lease to be forfeited or cancelled), enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent (including, without limitation, notifying the Administrative Agent of any default by any party with respect to any lease which constitutes a Material Contract and cooperating with the Administrative Agent in all respects to cure any such default) and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

(m)    Maintenance of REIT Status. In the case of the Parent Guarantor, at all times, conduct its affairs and the affairs of its Subsidiaries in a manner so as to qualify as a REIT and elect to be treated as a REIT.

(n)    NYSE Listing. In the case of the Parent Guarantor, at all times (i) cause its common shares to be duly listed and traded on the New York Stock Exchange and (ii) file all reports required to be filed by it in connection therewith in a timely manner, after giving effect to any extensions allowed by the New York Stock Exchange or the Securities and Exchange Commission.

(o)    Sarbanes-Oxley. Comply at all times with all applicable provisions of Section 402(a) of Sarbanes-Oxley.

(p)    [Intentionally Omitted].

(q)    Inspection of Properties and Books. The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, permit the Administrative Agent and the Lender Parties, upon reasonable prior notice, to visit and inspect any of the Unencumbered Properties of the Borrower, each Guarantor or any of their respective Subsidiaries, to examine the books of account of the Borrower, each Guarantor and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, any Guarantor and their respective Subsidiaries with, and to be advised as to the same by, their respective officers, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request. The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of the Borrower, the Guarantors and their respective Subsidiaries.

(r)    Additional Guarantor. Notwithstanding the provisions of Section 5.02(b), in the event that a Subsidiary of a Loan Party which is not a Subsidiary Guarantor shall desire to create, incur, assume, suffer to exist or otherwise be liable (whether as a borrower, co-borrower, guarantor or otherwise) with respect to any Unsecured Debt (other than Debt under the Loan Documents), then as a condition thereto such Subsidiary shall become a Subsidiary Guarantor hereunder. In connection therewith, such Subsidiary Guarantor shall have executed and delivered to Administrative Agent a Guaranty Supplement and such other documents described in Section 3.01(a)(iii), (iv), (v), (vi), (vii) and (x) as Administrative Agent may reasonably require (and if such Subsidiary is the first Additional Guarantor under this Agreement, such Subsidiary, Borrower and Parent Guarantor shall execute and deliver to Administrative Agent the Contribution Agreement). For the avoidance of doubt, the foregoing shall not apply to the Borrower notwithstanding that the Borrower is a Subsidiary of the Parent Guarantor.

(s)    Anti-Corruption Laws; Sanctions. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all Anti-Corruption Laws and applicable Sanctions. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.02.    Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, no Loan Party will, at any time:

(a)    Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Loan Party or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except, in the case of the Loan Parties (other than the Parent Guarantor) and their respective Subsidiaries:

(i)    [Intentionally Omitted];

(ii)    Permitted Liens;

(iii)    Liens described on Schedule 4.01(o) hereto;

(iv)    Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(ii)(B), provided that no such Lien shall extend to or cover any Unencumbered Property or assets other than the assets subject to such Capitalized Leases;

(v)    Liens on property of a Person existing at the time such Person is merged into or consolidated with any Loan Party or any Subsidiary of any Loan Party or becomes a Subsidiary of any Loan Party, provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with such Loan Party or such Subsidiary or acquired by such Loan Party or such Subsidiary;

(vi)    other Liens securing Non-Recourse Debt permitted under Section 5.02(b)(ii)(E) or Secured Recourse Debt permitted under Section 5.02(b)(ii)(F), provided that no such Lien shall extend to or cover any Unencumbered Property;

(vii)    the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby; and

(viii)    Liens securing the Cullen Oaks Phase II Loan and encumbering only the Student Housing Properties located on the premises covered by the U of H ground lease.

Notwithstanding anything contrary herein or in any other Loan Document, no Loan Party or Qualifying Subsidiary will, at any time, create, incur, assume or suffer to exist, or permit any Lien on any direct or indirect interest of Borrower, any Guarantor or any Qualifying Subsidiary in any Unencumbered Property.

(b)    Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(i)    in the case of any Loan Party or any Subsidiary of a Loan Party, Debt owed to any other Loan Party or any wholly-owned Subsidiary of any Loan Party, provided that, in each case, such Debt (y) shall be on terms acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent, which promissory notes shall (unless payable to the Borrower) by their terms be subordinated to the Obligations of the Loan Parties under the Loan Documents;

(ii)    in the case of each Loan Party (other than the Parent Guarantor) and its Subsidiaries,

(A)    Debt under the Loan Documents,

(B)    (1) Capitalized Leases not to exceed in the aggregate $5,000,000 at any time outstanding, and (2) in the case of Capitalized Leases to which any Subsidiary of a Loan Party is a party, Debt of such Loan Party of the type described in clause (i) of the definition of “Debt” guaranteeing the Obligations of such Subsidiary under such Capitalized Leases,

(C)    the Surviving Debt described on Schedule 4.01(o) hereto and any Refinancing Debt that extends, refunds or refinances such Surviving Debt,

(D)    Debt in respect of Hedge Agreements entered into by the Borrower and designed to hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice,

(E)    Non-Recourse Debt the incurrence of which would not result in a Default under Section 5.04 or any other provision of this Agreement, and the obligations under any Customary Carve-Out Agreements related thereto,

(F)    Secured Recourse Debt the incurrence of which would not result in a Default under Section 5.04 or any other provision of this Agreement, and

(G)    Unsecured Debt the incurrence of which would not result in a Default under Section 5.04 or any other provision of this Agreement;

(iii)    in the case of the Parent Guarantor,

(A)    Debt under the Loan Documents,

(B)    Obligations under any Customary Carve-Out Agreements related to Non-Recourse Debt permitted under Section 5.02(b)(ii)(E),

(C)    Debt in respect of Completion Guaranties,

(D)    Debt in respect of Environmental Indemnities,

(E)    [Intentionally Omitted], and

(F)    Unsecured Debt the incurrence of which would not result in a Default under Section 5.04 or any other provision of this Agreement;

(iv)    in the case of the Borrower;

(A)    Debt in respect of Completion Guaranties, and

(B)    Debt in respect of Environmental Indemnities; and

(v)    endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

provided that, notwithstanding anything herein to the contrary, (y) no Unencumbered Controlled Property Subsidiary shall create, incur, assume or suffer to exist any Debt other than Debt under the Loan Documents and (z) subject to the terms of clauses (l) and (m) of the definition of Unencumbered Property Conditions and subject to compliance with the terms of Section 5.01(r), no Qualifying Subsidiary which is the owner or lessee of a Unencumbered Property or any interest therein shall create, incur, assume or suffer to exist any Debt other than Unsecured Debt permitted by this Agreement.

(c)    Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof; or engage in, or permit any of its Subsidiaries to engage in, any business other than ownership, development and management of Student Housing Properties consistent in quality with the Unencumbered Properties, and other business activities incidental thereto.

(d)    Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so; provided, however that (i) any Subsidiary of a Loan Party may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of such Loan Party (provided that if one or more of such Subsidiaries is also a Loan Party, any such Loan Party shall be the surviving entity) or any other Loan Party (provided that such Loan Party or, in the case of any Loan Party other than the Borrower, another Loan Party shall be the surviving entity), and (ii) any Loan Party or any other Subsidiary of a Loan Party may merge with any other Person so long as such Loan Party or such Subsidiary, as the case may be, is the surviving entity, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom. Notwithstanding any other provision of this Agreement, (y) any Subsidiary of a Loan Party (other than the Borrower) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and the assets or proceeds from the liquidation or dissolution of such Subsidiary are transferred to the Borrower or another Loan Party, provided that (A) no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction and (B) no Default or Event of Default would result therefrom, and (z) any Loan Party or Subsidiary of a Loan Party shall be permitted to effect any Transfer so long as Section 5.02(e) would otherwise permit the Transfer.

(e)    Sales, Etc. of Assets. (i) In the case of the Parent Guarantor, sell, lease, transfer or otherwise dispose of, or grant any option or other right to purchase, lease or otherwise acquire, any of its assets and (ii) in the case of the Loan Parties (other than the Parent Guarantor) and the Qualifying Subsidiaries, sell, lease (other than enter into Tenancy Leases), transfer or otherwise dispose of, or grant any option or other right to purchase, lease (other than any option or other right to enter into Tenancy Leases) or otherwise acquire, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, or grant any option or other right to purchase, lease or otherwise acquire (each action described in clause (ii) of this subsection (e) being a “Transfer”), any asset or assets (or any Equity Interests in connection therewith) except that (A) a Loan Party (other than the Borrower or the Parent Guarantor) and any Subsidiary that is not (and is not required to be) a Loan Party may convey, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, and thereafter liquidate, (B) the Borrower may convey, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, any real property assets and (C) the Borrower may convey, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, the capital stock or other Equity Interests in any of its Subsidiaries that is not and is not required to be a Loan Party (or will thereafter be released as a Subsidiary Guarantor pursuant to Section 7.05), in any event provided that immediately prior to any such conveyance, sale, transfer, disposition or liquidation and immediately thereafter and after giving effect thereto, no Default or Event of Default exist or would exist.

(f)    Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person or assets described in this Section other than:

(i)    Investments by the Loan Parties and their Subsidiaries in their Subsidiaries outstanding on the date hereof and additional Investments in Subsidiaries of the Loan Parties and, in the case of the Loan Parties (other than the Parent Guarantor) and their respective Subsidiaries, Investments in the types of assets (including by asset or Equity Interest acquisitions) set forth in Section 5.02(f)(v);

(ii)    Investments in Cash Equivalents;

(iii)    Investments consisting of intercompany Debt permitted under Section 5.02(b)(i);

(iv)    Investments consisting of advances to officers and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

(v)    Investments consisting of the following items:

(A)    Unimproved Land,

(B)    Development Properties;

(C)    Investments in Unconsolidated Entities; and

(D)    Investments in Mortgage Receivables;

(vi)    Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(ii)(D).

provided that, notwithstanding anything herein to the contrary, no Loan Party shall permit any of the On-Campus Participating Entities to make or hold any Investment in an Unconsolidated Entity.

(g)    Restricted Payments. So long as any Default has occurred and is continuing, in the case of any Loan Party, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such. Notwithstanding the foregoing, any Loan Party may declare and pay dividends or make other distributions solely in Cash if a Default has occurred and is continuing so long as:

(i)    (A) A Default or Event of Default of the type described in Section 6.01(a) or (f) has not occurred and is not continuing, and (B) none of the Obligations have been accelerated at the time of declaration or payment thereof;

(ii)    The aggregate amount of such Cash dividends or distributions of Borrower and Parent Guarantor does not exceed the amount required to be made in order for the Parent Guarantor to comply with Section 5.01(m);

(iii)    Any Cash dividends or distributions by a Wholly Owned Subsidiary are made to Borrower or any other Wholly Owned Subsidiary; and

(iv)    Any Cash dividends or distributions by a Subsidiary that is not a Wholly Owned Subsidiary (excluding each Subsidiary Guarantor) may be made to holders of Equity Interests issued by such Subsidiary ratably according to the holders’ respective holdings of the type of Equity Interest in respect of which such distributions are being made and such distributions are ultimately received by Borrower or any Subsidiary Guarantor.

(h)    Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, in each case in any material respect, its limited partnership agreement, certificate of incorporation or other constitutive documents, provided that any amendment to any such constitutive document that would be adverse to any of the rights or remedies of the Administrative Agent or the Lender Parties under this Agreement or any of the other Loan Documents or cause an Unencumbered Controlled Property to no longer satisfy the requirements to be one shall be deemed “material” for purposes of this Section; provided, further, that the foregoing shall not in any manner restrict amendments to the bylaws of the Parent Guarantor adopted by the Board of Directors or stockholders of the Parent Guarantor.

(i)    Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) Fiscal Year.

(j)    Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement or instrument evidencing Surviving Debt, (iii) any agreement or instrument evidencing any Refinancing Debt that extends, refunds or refinances any Surviving Debt, so long as the limitations contained in such Refinancing Debt are no more restrictive than those contained in the Surviving Debt which is refinanced thereby, (iv) any agreement evidencing any Non-Recourse Debt permitted under this Agreement so long as the limitations contained therein do not apply to any Loan Party or Qualifying Subsidiary, (v) any agreement evidencing any Secured Debt permitted under this Agreement so long as the limitations contained therein do not apply to any Loan Party or Qualifying Subsidiary (except there may be limitations with respect to Borrower and Parent Guarantor so long as they are no more restrictive than the limitations contained in this Agreement), and (vi) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower.

(k)    Amendment, Etc. of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the interest or rights of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing, in each case in a manner that could reasonably be expected to have a Material Adverse Effect, in each case taking into account the effect of any agreements that supplement or serve to substitute for, in whole or in part, such Material Contract.

(l)    Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets (including, without limitation, any of the Unencumbered Properties), except (i) pursuant to the Loan Documents or (ii) with respect to any property or assets other than any of the Unencumbered Properties in connection with (A) any Surviving Debt and any Refinancing Debt extending, refunding or refinancing such Surviving Debt, so long as the prohibitions or conditions contained in such Refinancing Debt are no more restrictive than the corresponding provisions contained in the Debt which is extended, refunded or refinanced thereby, (B) any Non-Recourse Debt permitted by Section 5.02(b)(ii)(E) solely to the extent that (1) the Person incurring such Non-Recourse Debt has no Subsidiaries and (2) the agreements or instruments governing such Non-Recourse Debt prohibit Liens on the property of the Person incurring such Non-Recourse Debt and the Equity Interests in such Person, (C) any Secured Recourse Debt permitted by Section 5.02(b)(ii)(F) solely to the extent that the agreements or instruments governing such Secured Recourse Debt prohibit Liens on the property securing such Debt, and in connection with any mezzanine financing Liens on any underlying real estate relating thereto (other than any Unencumbered Property or interest therein), (D) any Capitalized Lease permitted by Section 5.02(b)(ii)(B) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, or (E) any Debt outstanding on the date any Subsidiary of the Borrower becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Borrower). A requirement in agreements relating to Unsecured Debt permitted by this Agreement for Borrower to maintain a level of unencumbered assets to Unsecured Debt shall not be a violation of this Section 5.02(l) or the restriction against negative pledges in clause (c) of the definition of Unencumbered Property Conditions.

(m)    Parent Guarantor as Holding Company. In the case of the Parent Guarantor, not enter into or conduct any business, or engage in any activity (including, without limitation, any action or transaction that is required or restricted with respect to the Borrower and its Subsidiaries under Sections 5.01 and 5.02 without regard to any of the enumerated exceptions to such covenants), other than (i) the holding of the Equity Interests of the Borrower; (ii) the performance of its duties as general partner of the Borrower; (iii) the performance of its Obligations (subject to the limitations set forth in the Loan Documents) under each Loan Document to which it is a party; (iv) the making of equity Investments in the Borrower; provided that each such Investment shall be on terms acceptable to the Administrative Agent; (v) engaging in any activity necessary to continue to qualify as a REIT and (vi) activities incidental to each of the foregoing.

(n)    Multiemployer Plans. Neither any Loan Party nor any ERISA Affiliate will contribute to or be required to contribute to any Multiemployer Plan.

Notwithstanding anything herein to the contrary, the calculations for all of the covenants contained in Sections 5.02(b), 5.02(f) and 5.02(g) shall exclude the On-Campus Participating Properties.

SECTION 5.03.    Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent for transmission to the Lender Parties in accordance with Section 9.02(b):

(a)    Default Notice. As soon as possible and in any event within five (5) calendar days after obtaining knowledge of the occurrence of any Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer (or person performing similar functions) of the Parent Guarantor setting forth details of such Default or such event, development or occurrence and the action that the Parent Guarantor has taken and proposes to take with respect thereto.

(b)    Annual Financials. As soon as available and in any event within the earlier to occur of ten (10) days after the filing of Parent Guarantor’s Form 10-K and ninety (90) days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Parent Guarantor and its Subsidiaries (which may be the Parent Guarantor’s annual report on Form 10-K for such year), including therein consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of income and a consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Year and a calculation of Funds from Operations for such Fiscal Year, in the case of each audited financial statement contained therein, accompanied by an unqualified opinion of Ernst & Young LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties (to the extent providing such a certificate does not violate generally-applicable policies of such accounting firm) stating that in the course of the regular audit of the business of the Parent Guarantor and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent (to the extent providing such a schedule does not violate generally-applicable policies of such accounting firm) of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 5.02(b), (f)(v) and (g) and 5.04, and (iii) a certificate of the Chief Financial Officer (or person performing similar functions) of the Parent Guarantor stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto.

(c)    Quarterly Financials. As soon as available and in any event within the earlier to occur of ten (10) days after the filing of Parent Guarantor’s Form 10-Q and forty-five (45) days after the end of each of the first three quarters of each Fiscal Year, consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such quarter and consolidated statements of income of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and consolidated statements of income and a consolidated statement of cash flows of the

Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, and a calculation of Funds from Operations for such Fiscal Quarter and the preceding three (3) fiscal quarters, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer (or person performing similar functions) of the Parent Guarantor as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining compliance with the covenants contained in Sections 5.02(b), (f)(v) and (g) and 5.04.

(d)    Unencumbered Property Certificate. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Parent Guarantor, an Unencumbered Property Certificate, as at the end of such fiscal quarter, in each case certified by the Chief Financial Officer (or person performing similar functions) of the Parent Guarantor. Borrower shall immediately notify Administrative Agent in the event that an Unencumbered Property fails to satisfy any of the Unencumbered Property Conditions. Such Unencumbered Property Certificate shall identify the Unencumbered Properties. In addition, at all times that an Unencumbered Controlled Property is an Unencumbered Property, then together with the Unencumbered Property Certificate, Borrower shall deliver to Administrative Agent a calculation of the Unencumbered Asset Value attributable to each such property, which calculation shall be in form and substance reasonably satisfactory to Administrative Agent and shall be certified by the Chief Financial Officer (or person performing similar functions) of the Parent Guarantor. If such Student Housing Property is an Unencumbered Controlled Property, the Borrower shall deliver evidence reasonably satisfactory to Administrative Agent that the requirements of this Agreement with respect thereto have been satisfied.

(e)    Unencumbered Property Financials. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Parent Guarantor, financial information in respect of all Unencumbered Properties (including, without limitation, with respect to each Unencumbered Property (i) a statement of revenues and expenses with respect to such Unencumbered Property and all other information and operating statistics necessary to calculate the Net Operating Income for such Unencumbered Property and (ii) information on occupancy levels and average rent levels with respect to such Unencumbered Property), in form and detail satisfactory to the Administrative Agent.

(f)    [Intentionally Omitted.]

(g)    Reconciliation Statements. If, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 4.01(g), the consolidated financial statements of the Parent Guarantor and its Subsidiaries delivered pursuant to Section 5.03(b), (c) or (f) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such Section had no such change in accounting principles and policies been made, then (i) together with the first delivery of financial statements pursuant to Section 5.03(b), (c) or (f) following such change, consolidated financial statements of the Parent Guarantor and its Subsidiaries for the fiscal quarter immediately preceding the fiscal quarter in which such change is made, prepared on a pro forma basis as if such change had been in effect during such fiscal quarter, and (ii) together with each delivery of financial statements pursuant to Section 5.03(b), (c) or (f) following such change, a written statement of the chief accounting officer or chief financial officer of the Parent Guarantor setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in Sections 5.02(b), (f)(v) and (g) and 5.04) which would have resulted if such financial statements had been prepared without giving effect to such change.

(h)    Material Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(i)    Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange, which delivery may be made electronically, including via Syndtrak or posting to the Parent Guarantor’s internet website.

(j)    Real Property. As soon as available and in any event within thirty (30) days after the end of each Fiscal Year, a report supplementing Schedule 4.01(p) hereto, including an identification of all owned and leased real property disposed of by any Loan Party or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased by any Loan Party or any of its Subsidiaries during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete (and identifying which are On-Campus Participating Entities and On-Campus Participating Properties).

(k)    Environmental Conditions. Give notice in writing to the Administrative Agent (i) promptly upon obtaining knowledge of any material violation of any Environmental Law affecting any Real Estate Asset or the operations thereof or the operations of any of its Subsidiaries, (ii) promptly upon obtaining knowledge of any known release, discharge or disposal of any Hazardous Materials at, from, or into any Real Estate Asset which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially adversely affect the value of such Real Estate Asset, (iii) promptly upon its receipt of any notice of material violation of any Environmental Laws or of any material release, discharge or disposal of Hazardous Materials in violation of any

Environmental Laws or any matter that may result in an Environmental Action, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) such Loan Party’s or any other Person’s operation of any Real Estate Asset, (B) contamination on, from or into any Real Estate Asset, or (C) investigation or remediation of off-site locations at which such Loan Party or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials, or (iv) upon such Loan Party’s obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which such Loan Party, Qualifying Subsidiary or any Joint Venture may be liable or for which a Lien may be imposed on any Real Estate Asset, provided that any of the events described in clauses (i) through (iv) above would have a Material Adverse Effect or could reasonably be expected to result in an Environmental Action with respect to any Unencumbered Property.

(l)    Unencumbered Property Value. Promptly after discovery of any setoff, claim, withholdings or other defenses to which any Unencumbered Property is subject, which (i) would have a material adverse effect on the value of such Unencumbered Property, (ii) would have a Material Adverse Effect or (iii) with respect to such Unencumbered Property, would constitute a Lien which is not a Lien described in clauses (a), (b), (d), and (e) of the definition of Permitted Liens, provide the Administrative Agent with notice thereof.

(m)    Intentionally Omitted.

(n)    Intentionally Omitted.

(o)    Other Information. Promptly, such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as the Administrative Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

(p)    Credit Rating. Promptly upon becoming aware of a change in the Credit Rating given by a Rating Agency or any announcement that any rating is “under review” or that such rating has been placed on a watch list or that any similar action has been taken by a Rating Agency, written notice to Administrative Agent of such change, announcement or action.

SECTION 5.04.    Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have, at any time after the Initial Extension of Credit, any Commitment hereunder, the Parent Guarantor will:

(a)    Maximum Leverage Ratio. Maintain at all times a Leverage Ratio equal to or less than sixty percent (60%); provided, however, that for up to two (2) consecutive fiscal quarters immediately following a Material Acquisition of which Borrower has provided written notice to Administrative Agent, the Leverage Ratio may exceed sixty percent (60%), but may not exceed sixty-five percent (65%).

(b)    [Intentionally Omitted].

(c)    Maximum Unencumbered Leverage Ratio. Maintain at all times an Unencumbered Leverage Ratio of equal to or less than sixty percent (60%); provided, however, that for up to two (2) consecutive fiscal quarters immediately following a Material Acquisition of which Borrower has provided written notice to Administrative Agent, the Unencumbered Leverage Ratio may exceed sixty percent (60%), but may not exceed sixty-five percent (65%).

(d)    Minimum Consolidated Fixed Charge Coverage Ratio. Maintain at all times a Consolidated Fixed Charge Coverage Ratio equal to or greater than 1.50:1.00.

(e)    Minimum Consolidated Total Asset Value. Maintain at all times a Consolidated Total Asset Value equal to or greater than $2,000,000,000.00.

(f)    Maximum Secured Debt. Maintain at all times a ratio of Secured Debt to Consolidated Total Asset Value of not greater than forty percent (40%).

(g)    Unsecured Debt Service Coverage Ratio. Maintain at all times an Unsecured Debt Service Coverage Ratio of not less than 1.75:1.00.

provided that, notwithstanding anything herein to the contrary, the calculations for all of the financial covenants contained in Section 5.04 shall exclude the On-Campus Participating Properties.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01.    Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a)    Failure to Make Payments When Due. (i) The Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within five (5) Business Days after the same becomes due and payable; or

(b)    Breach of Representations or Warranties. Any representation or warranty made by any Loan Party (or any of its officers or the officers of its general partner or managing member, as applicable) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed to have been made; or

(c)    Breach of Certain Covenants. The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, Section 5.01(e), (i), (m), (n) or (o), Section 5.02, Section 5.03(a) or Section 5.04, or

(d)    Other Defaults Under Loan Documents. Any Loan Party shall fail to perform or observe (or cause to be performed or observed) any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

(e)    Cross-Defaults. (i) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of (A) any Debt of such Loan Party or such Subsidiary (as the case may be) which is Non-Recourse Debt that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $100,000,000 either individually or in the aggregate or (B) any Debt of such Loan Party or such Subsidiary (as the case may be) other than Non-Recourse Debt that is outstanding in a principal amount (or in the case of any Hedge Agreement, an Agreement Value) of at least $50,000,000, either individually or in the aggregate (such Debt described under clauses (A) and (B), whether the obligation of one or more of the Loan Parties or their respective Subsidiaries, and whether the subject of one or more separate debt instruments or agreements, exclusive of Debt outstanding hereunder is referred to herein as “Material Debt”), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and following the expiration of the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or in such Hedge Agreement; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Debt, if the effect of such event or condition is to permit the acceleration of the maturity of such Material Debt or otherwise permit the holders thereof to cause such Material Debt to mature, or (iii) the maturity of any such Material Debt shall be accelerated or any such Material Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f)    Insolvency Events. Any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); provided that, if any of the events or circumstances described in this clause (f) occur or exist with respect to a Subsidiary of the Parent Guarantor that is not a Loan Party or a Qualifying Subsidiary, such event(s) or circumstance(s) shall not constitute a Default or an Event of Default so long as (i) such Person has no Debt other than Non-Recourse Debt, (ii) such event(s) or circumstance(s) will not result in any liability to any other Subsidiary of the Parent Guarantor as a result of any Customary Carve-Out Agreement relating to any Non-Recourse Debt of such

Person, and (iii) the sum of the amounts for such Person of the items listed in the definition of Consolidated Total Asset Value, as determined for such Person on an unconsolidated basis, do not exceed one and one half of one percent (1.5%) of Consolidated Total Asset Value as of the date such event(s) occur or such circumstance(s) first exist; or

(g)    Monetary Judgments. Any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $50,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and so long as (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the respective Loan Party and the insurer covering full payment of such unsatisfied amount and (B) such insurer, which shall be rated at least “A-” by A.M. Best Company, has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

(h)    Non-Monetary Judgments. Any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i)    Unenforceability of Loan Documents. Any provision of any Loan Document, after delivery thereof pursuant to Section 3.01 or otherwise, shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

(j)    [Intentionally Omitted].

(k)    Change of Control. A Change of Control shall occur; or

(l)    ERISA Events. Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $20,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party that is a Lender and the obligation of each Lender Party that is a Lender to make Revolving Credit Advances (other than Letter of Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender to the Swing Line Bank for a prior Swing Line Borrowing pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the

Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (B) by notice to each party required under the terms of any agreement in support of which a Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any other Loan Party under any Bankruptcy Law, (y) the Commitments of each Lender Party that is a Lender and the obligation of each Lender Party that is a Lender to make Revolving Credit Advances (other than Letter of Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (z) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

SECTION 6.02.    Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent’s office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding; provided, however that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any other Loan Party under any Bankruptcy Law, the Borrower will automatically be required to make such payment without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. If at any time the Administrative Agent or the Issuing Bank determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties with respect to the Obligations of the Loan Parties under the Loan Documents, or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Lenders, as applicable, to the extent permitted by applicable law.

ARTICLE VII

GUARANTY

SECTION 7.01.    Guaranty; Limitation of Liability. (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower and each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Lender Party in enforcing any rights under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to Administrative Agent or any other Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This Guaranty is a guaranty of payment and not merely of collection.

(b)    Each Guarantor, the Administrative Agent and each other Lender Party hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Guarantors, the Administrative Agent and the other Lender Parties hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

(c)    Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to Administrative Agent or any other Lender Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Administrative Agent and the other Lender Parties under or in respect of the Loan Documents.

SECTION 7.02.    Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Lender Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of this Agreement or the other the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)    any lack of validity or enforceability of any Loan Document, or any agreement or instrument relating thereto;

(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower, any other Loan Party or any of their Subsidiaries or otherwise;

(c)    any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d)    any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e)    any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f)    any failure of the Administrative Agent or any other Lender Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such other Lender Party (each Guarantor waiving any duty on the part of the Administrative Agent and each other Lender Party to disclose such information);

(g)    the failure of any other Person to execute or deliver this Agreement, any other Loan Document, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Lender Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Administrative Agent or any other Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 7.03.    Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral.

(b)    Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c)    Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any other Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d)    [Intentionally Omitted.]

(e)    Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any other Lender Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, any other Loan Party or any of their Subsidiaries now or hereafter known by the Administrative Agent or such other Lender Party.

(f)    Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

SECTION 7.04.    Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty, this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Administrative Agent or any other Lender Party against the Borrower, any other Loan Party or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of

(a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Revolving Credit Termination Date and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Administrative Agent and the other Lender Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents. If (i) any Guarantor shall make payment to Administrative Agent or any other Lender Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Revolving Credit Termination Date shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Administrative Agent and the other Lender Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

SECTION 7.05.    Guaranty Supplements. Upon the execution and delivery by any Person of a Guaranty Supplement, (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Agreement to a “Guarantor” or a “Loan Party” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Agreement”, “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Agreement and this Guaranty, and each reference in any other Loan Document to the “Loan Agreement”, “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Agreement and this Guaranty, shall mean and be a reference to this Agreement and this Guaranty as supplemented by such Guaranty Supplement. Unless a Default has occurred and is continuing, any Subsidiary Guarantor which both no longer owns Unencumbered Property and is no longer obligated in respect of any Unsecured Debt (whether as a borrower, a guarantor or otherwise), shall be entitled to a release executed by Administrative Agent from the Guaranty Supplement and the Contribution Agreement upon ten (10) days prior written notice to Administrative Agent.

SECTION 7.06.    Indemnification by Guarantors. (a) Without limitation on any other Obligations of any Guarantor or remedies of the Administrative Agent or the other Lender Parties under this Agreement, this Guaranty or the other Loan Documents, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent, each other Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

(b)    Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

SECTION 7.07.    Subordination. (a) Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.07.

(b)    Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(c)    Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Administrative Agent and the other Lender Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”) before such Guarantor receives payment of any Subordinated Obligations.

(d)    Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Administrative Agent and the other Lender Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(e)    Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

SECTION 7.08.    Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Revolving Credit Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon the Guarantors, their successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Lender Parties and their successors, transferees and assigns; provided that at such time, if any, as any Guarantor (other than Parent Guarantor) is no longer required to be a Guarantor pursuant to the terms of Section 5.01(r), such Guarantor shall, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, be released from all obligations under this Guaranty and cease to be a party to this Agreement. Upon the occurrence of the Closing Date, each of the Subsidiary Guarantors under the Existing Credit Agreement shall be released from all obligations under the “Guaranty” and any “Contribution Agreement” under the Existing Credit Agreement.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01.    Authorization and Action. (a) Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable) and as an Issuing Bank (if applicable)) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees (i) to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement, and (ii) to provide to each Lender Party promptly upon the Administrative Agent’s receipt copies of the notices, financial information, documentation and other written materials provided to it pursuant to the terms of Section 5.03 of this Agreement. Notwithstanding anything to the contrary in any Loan Document, no Person identified as a syndication agent, documentation agent, senior manager, lead arranger or book running manager, in such Person’s capacity as such, shall have any obligations or duties to any Loan Party, the Administrative Agent or any other Lender Party under any of such Loan Documents.

The obligations of Administrative Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Administrative Agent as a trustee for any Lender Party or to create an agency or fiduciary relationship. Administrative Agent shall act as the contractual representative of the Lender Parties hereunder and notwithstanding the use of the term ‘Administrative Agent’, it is understood and agreed that the Administrative Agent shall not have any fiduciary duties or responsibilities to any Lender Party by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.

(b)    Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Facility shall have occurred, the Administrative Agent may and, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances in accordance with their respective Pro Rata Share against expenses and liabilities as the Administrative Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders. Each Lender shall, within thirty (30) days of request therefor, pay to the Administrative Agent its Pro Rata Share of the reasonable costs incurred by the Administrative Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Administrative Agent by the Borrower or the Guarantors within such period. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such exercise (which may include a rescission of any acceleration of the Obligations under the Loan Documents), the Lenders hereby agreeing to indemnify and hold the Administrative Agent harmless in accordance with their respective Pro Rata Share from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, except to the extent that any of the same shall be directly caused by the Administrative Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent’s compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable under the UCC as enacted in any applicable jurisdiction.

SECTION 8.02.    Administrative Agents’ Reliance, Etc. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, telex or e-mail) believed by it to be genuine and signed or sent by the proper party or parties. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

SECTION 8.03.    Administrative Agent and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, the Lender acting as the Administrative Agent shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term “Lender Party” or “Lender Parties” shall, unless otherwise expressly indicated, include such Lender acting as Administrative Agent in its individual capacity. The Lender acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any Subsidiary of any Loan Party and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if such Lender acting as Administrative Agent were not the Administrative Agent and without any duty to account therefor to the Lender Parties.

SECTION 8.04.    Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 8.05.    Indemnification by Lender Parties. (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan

Documents or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

(b)    Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party’s Pro Rata Share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its Pro Rata Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

(c)    For purposes of this Section 8.05, the Lender Parties’ respective ratable shares of any amount shall be determined, at any time, according to their respective Commitments at such time. The failure of any Lender Party to reimburse the Administrative Agent or any Issuing Bank, as the case may be, promptly upon demand for its Pro Rata Share of any amount required to be paid by the Lender Parties to the Administrative Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for its Pro Rata Share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for such other Lender Party’s Pro Rata Share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

SECTION 8.06.    Successor Administrative Agent. The Administrative Agent may resign at any time by giving ten (10) days’ prior written notice thereof to the Lender Parties and the Borrower (provided that no Default has occurred and is continuing) and may be removed at any time by the Required Lenders upon thirty (30) days’ prior written notice if the Administrative Agent is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence or willful misconduct in the course of performing its duties as Administrative Agent hereunder. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, which appointment shall, provided that no Default has occurred and is continuing, be subject to the consent of the Borrower, such consent not to be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000 and which appointment shall, provided that no Default has occurred and is continuing, be subject to the consent of the Borrower, such consent not to be unreasonably withheld or delayed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. If within forty-five (45) days after written notice is given of the retiring Administrative Agent’s resignation or removal under this Section 8.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such forty-fifth (45th) day (i) the retiring Administrative Agent’s resignation or removal shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

SECTION 8.07.    Payments.

(a)    A payment by the Borrower or any Guarantor to the Administrative Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees to distribute to each Lender not later than one Business Day after the Administrative Agent’s receipt of good funds, determined in accordance with the Administrative Agent’s customary practices, such Lender’s Pro Rata Share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Administrative Agent fails to distribute such amounts within one Business Day as provided above, the Administrative Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(b)    If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan

Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

(c)    In addition to the rights and remedies that may be available to the Administrative Agent at law and in equity, a Defaulting Lender’s right to participate in the administration of the Loan Documents, including, without limitation, any rights to consent to or direct any action or inaction of the Administrative Agent pursuant to this Agreement or otherwise, or to be taken into account in the calculation of Required Lenders or any matter requiring approval of all of the Lenders or all affected Lenders, shall be suspended while such Lender is a Defaulting Lender; provided, however, that (x) the Commitment of any Defaulting Lender may not be increased without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. Without limiting the terms of Section 2.20, the Administrative Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the obligations of any Defaulting Lender any amounts to be paid to such Defaulting Lender under this Agreement, (ii) to collect interest from such Lender for the period from the date on which the payment was due at the rate per annum equal to the Federal Funds Rate plus one percent (1%), for each day during such period, and (iii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted obligations of such Defaulting Lender.

SECTION 8.08.    Requests for Approval. If the Administrative Agent requests in writing the consent or approval of a Lender and provides all information reasonably requested by such Lender in respect of such request (the “Administrative Agent’s Initial Request”), which Administrative Agent’s Initial Request shall be provided by electronic means to each email address of such Lender set forth Schedule I hereto or otherwise notified in writing to the Administrative Agent by such Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten (10) Business Days after the date of the Administrative Agent’s Initial Request. If a Lender fails to respond to the Administrative Agent’s Initial Request within ten (10) Business Days after receipt of such written request of the Administrative Agent, then the requested consent or approval, as applicable, of such Lender shall be deemed granted on such tenth (10th) Business Day. Notwithstanding anything else provided herein or otherwise, and for the avoidance of doubt, in the case of any request for Lender consent or approval requiring each Lender’s or such Lender’s consent or approval, if a Lender shall not have provided the written approval or disapproval referred to in the first sentence of this Section 8.08 within the ten (10) Business Day period referred to in the second sentence of this Section 8.08, then the Administrative Agent shall make a second written request of such Lender (each, a “Second Request”), which Second Request shall be provided by electronic means (in addition to any other means permitted under Section 9.02(a) hereof) to each email address of such Lender set forth Schedule I hereto or otherwise notified in writing to the Administrative Agent by such Lender, include the information provided in the Administrative Agent’s Initial Request and the following: “THE FOLLOWING SECOND

REQUEST DATED [DATE] REQUIRES A RESPONSE WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT HEREOF. FAILURE TO DO SO WILL RESULT IN DEEMED APPROVAL OR CONSENT OF SUCH SECOND REQUEST ON THE FIFTH BUSINESS DAY IMMEDIATELY FOLLOWING THE DATE HEREOF.” If the Administrative Agent provides such Lender with a Second Request in conformity with the terms hereof and such Lender fails to respond and either approve or disapprove definitively in writing to the Administrative Agent within five (5) Business Days after the date of such Second Request, then such Lender’s failure to respond to such Second Request shall be deemed to constitute consent or approval in respect of the matters expressly set forth in such Second Request on the fifth (5th) Business Day after the date of the Second Request. Notwithstanding anything to the contrary contained herein, the failure of a Lender to respond with such a written approval or disapproval within any such time period shall not result in such Lender becoming a Defaulting Lender.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.    Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, or the Lenders affected thereby with respect to sub-part (viii) only, do any of the following at any time:

(i)    waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02;

(ii)    amend the definition of “Required Lenders” or otherwise change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder;

(iii)    release the Borrower with respect to any of its monetary Obligations under the Loan Documents or reduce or limit the obligations of any Guarantor under Article VII or release such Guarantor or otherwise limit such Guarantor’s liability with respect to the Guaranteed Obligations except in accordance with Section 7.08;

(iv)    permit the creation, incurrence, assumption or existence of any Lien on any individual Unencumbered Property, in each case in any transaction or series of related transactions, to secure any Obligations other than Obligations owing to the Lender Parties under the Loan Documents;

(v)    amend this Section 9.01, (vi) increase the Commitments of the Lenders (except as provided in Section 2.16) or subject the Lenders to any additional obligations, or amend Section 2.16;

(vi)    reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

(vii)    extend the Revolving Credit Termination Date or otherwise postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or amend Section 2.06;

(viii)    limit the liability of any Loan Party under any of the Loan Documents; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Banks, as the case may be, under this Agreement;

(ix)    modify, amend or delete the defined term “Change of Control”, or waive any Default with respect thereto; or

(x)    amend or waive (i) the application of proceeds under Section 2.11(f)(i) or (ii) the pro rata sharing of payment by Lenders under Section 2.13.

and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

Notwithstanding anything to the contrary in this Section 9.01 above, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or any of the other Loan Documents or an inconsistency between provisions of this Agreement and/or any of the other Loan Documents, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders and the Issuing Banks. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement.

SECTION 9.02.    Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier or telegraphic communication) and mailed, telecopied, telegraphed or delivered, (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b) or (z) as and to the extent expressly permitted in this Agreement, transmitted by e-mail, provided that such e-mail shall in all cases include an attachment (in PDF format or similar format) containing a legible signature of the person providing such notice, if to the Borrower, at its address at 12700 Hill Country Boulevard, Suite T-200, Austin, Texas 78738, Attention: Daniel Perry, or, if applicable, at dperry@americancampus.com (and in the case of transmission by e-mail, with a copy by U.S. mail to 12700 Hill Country Boulevard, Suite T-200, Austin, Texas 78738, Attention: Daniel Perry); if to any Initial Lender, at its Domestic Lending Office, or, if applicable, at the e-mail address specified opposite its name on Schedule I hereto (and in the case of a transmission by e-mail, with a copy by U.S. mail to its Domestic Lending Office); if to any other Lender Party, at its Domestic Lending Office, or, if applicable, at the e-mail address specified in the Assignment and Acceptance pursuant to which it became a Lender

Party (and in the case of a transmission by e-mail, with a copy by U.S. mail to its Domestic Lending Office); if to the Initial Issuing Bank, at its address at 127 Public Square, Cleveland, Ohio 44114-1306, Attention: Tim Sylvain; Tel: 216/689-5433; Fax: 216/689-5819; E-mail tim_sylvain@keybank.com; and if to the Administrative Agent, at its address at 127 Public Square, Cleveland, Ohio 44114-1306, Attention: Tim Sylvain; Tel: 216/689-5433; Fax: 216/689-5819; E-mail tim_sylvain@keybank.com; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or e-mailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by e-mail, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

(b)    So long as KeyBank is the Administrative Agent, materials required to be delivered pursuant to Section 5.03(a), (b), (c), (d) and (g) shall be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lender Parties by e-mail at john_c_scott@keybank.com. The Borrower agrees that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrower, any Loan Party, any of their Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lender Parties by posting such notices on Intralinks or a substantially similar electronic transmission system (the “Platform”). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

(c)    Each Lender Party agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender Party for purposes of this Agreement, provided that if requested by any Lender Party, the Administrative Agent shall deliver a copy of the Communications to such Lender Party by e-mail or telecopier. Each Lender Party agrees (i) to notify the Administrative Agent in writing of such Lender Party’s e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender Party becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender Party) and (ii) that any Notice may be sent to such e-mail address.

SECTION 9.03.    No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04.    Costs and Expenses. (a) Each Loan Party agrees jointly and severally to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent, KeyBanc Capital Markets Inc. and each of their Affiliates (the “Agent Parties”) in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) the reasonable fees and expenses of counsel for such Agent Parties with respect thereto (including, without limitation, with respect to reviewing and advising on matters required to be completed by the Loan Parties on a post-closing basis), with respect to advising such Agent Parties as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto and (C) the reasonable fees and expenses of counsel for such Agent Parties with respect to the preparation, execution, delivery and review of any documents and instruments at any time delivered in connection with the inclusion of any Additional Guarantor, and (ii) all out-of-pocket costs and expenses of each Agent Party and each Lender Party in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the fees and expenses of counsel for such Agent Party and each Lender Party with respect thereto).

(b)    Each Loan Party agrees to indemnify, defend and save and hold harmless each Indemnified Party from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each Loan Party also agrees not to assert any claim against any Agent Party, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

(c)    If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance; provided that such compensation shall not include loss of margin or profits.

(d)    If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

(e)    Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower and the other Loan Parties contained in Sections 2.10 and 2.12, Section 7.06 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents. No Indemnified Party referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except solely for any actual damages to the extent caused by the gross negligence or willful misconduct of such Indemnified Party as determined in a final, non-appealable judgment by a court of competent jurisdiction.

SECTION 9.05.    Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, the Administrative Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations of the Borrower or such Loan Party now or hereafter existing under the Loan Documents, irrespective of whether the Administrative Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured; provided that no Lender Party shall exercise its right of set-off under this Section 9.05 without the prior written approval of the Administrative Agent and further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The Administrative Agent and each Lender Party agrees promptly to notify the Borrower or such Loan Party after any such set-off and application; provided, however that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender Party and their respective Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent, such Lender Party and their respective Affiliates may have.

SECTION 9.06.    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, each Guarantor named on the signature pages hereto and the Administrative Agent and the Administrative Agent shall have been notified by each Initial Lender and each Initial Issuing Bank that such Initial Lender or such Initial Issuing Bank, as the case may be, has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Guarantors named on the signature pages hereto and the Administrative Agent and each Lender Party and their respective successors and assigns, except that neither the Borrower nor any other Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

SECTION 9.07.    Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of all of the Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower), (iii) each such assignment shall be to an Eligible Assignee, (iv) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender, in which case notice of such assignment shall be provided to the Administrative Agent and the Borrower, no such assignments shall be permitted without the consent, which such consent shall not be unreasonably withheld or delayed, of (A) the Administrative Agent and (B) so long as no Default or Event of Default shall have occurred and be continuing at the time of the effectiveness of such assignment, the Borrower, and if the Borrower does not respond to any such request for consent within ten (10) Business Days, the Borrower shall be deemed to have consented, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, except if such assignment is being made by a Lender to an Affiliate or Fund Affiliate of such Lender, a processing and recordation fee of $3,500.

(b)    Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12, 7.06, 8.05 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s or Issuing Bank’s rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

(c)    By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

(d)    The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or the Administrative Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

(e)    Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by the applicable Lender, execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A.

(f)    Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however that (i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank’s rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500, provided that such fee shall not be payable if the assigning Issuing Bank is making such assignment simultaneously with the assignment in its capacity as a Lender of all or a portion of its Commitment to the same Eligible Assignee.

(g)    Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates or any Defaulting Lender) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however that (i) such Lender Party’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party’s rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, and (vi) if, at the time of such sale, such Lender Party was entitled to payments under Section 2.12(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to such participant on such date, provided that such participant complies with the requirements of Section 2.12(e). The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.10, 2.12, and 9.04(c) (subject to the requirements and limitations therein, including the requirements under Section 2.12(e) (it being understood that the documentation required under Section 2.12(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that such participant (A) agrees to be subject to the provisions of Section 2.17 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.10 or 2.12, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.05 as though it were a Lender; provided that such participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the idDeentity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section Sf.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(h)    Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

(i)    Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

(j)    In connection with any assignment of rights and obligations of any Defaulting Lender, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender to each of which the applicable assignee and assignor hereby irrevocably consent), to (i) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and in Swing Line Advances in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

SECTION 9.08.    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 9.09.    No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

SECTION 9.10.    Confidentiality. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Administrative Agent’s or such Lender Party’s Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party and (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party.

SECTION 9.11.    Non-Liability of Administrative Agent and Lenders. The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, under this Agreement and the other Loan Documents, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower as a result of this Agreement or the other Loan Documents and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto with respect to this Agreement and the other Loan Documents, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

SECTION 9.12.    Patriot Act Notification. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 107 56 (signed into law October 26, 2001)) (as amended or reenacted in whole or in part from time to time, and any successor statute, the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Parent Guarantor and the Borrower shall, and shall cause each of their Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

SECTION 9.13.    Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b)    Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.14.    Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9.15.    WAIVER OF JURY TRIAL. EACH OF THE BORROWER, EACH OTHER LOAN PARTY, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 9.16.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

AMERICAN CAMPUS COMMUNITIES
OPERATING PARTNERSHIP LP

By:	AMERICAN CAMPUS COMMUNITIES
HOLDINGS LLC, its general partner

	By:	AMERICAN CAMPUS COMMUNITIES, INC., its sole member

By:
		Name:	Daniel B. Perry
		Title:	Executive Vice President-Capital
Markets

Signature Page - 1

GUARANTORS:

AMERICAN CAMPUS COMMUNITIES, INC.

By:
Name:	Daniel B. Perry
Title:	Executive Vice President-Capital Markets

Signature Page - 2

LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually as a Lender and as Administrative Agent, Swing Line Bank and Issuing Bank

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

BANK OF AMERICA, N.A.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

COMPASS BANK, an Alabama banking corporation

By:
Name:
Title:

Signature Page - 3

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

REGIONS BANK

By:
Name:
Title:

CAPITAL ONE N.A.

By:
Name:
Title:

Signature Page - 4

EXHIBIT A to the

CREDIT AGREEMENT

FORM OF REVOLVING CREDIT NOTE

REVOLVING CREDIT NOTE

$	Dated: ,

FOR VALUE RECEIVED, the undersigned, AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP, a Maryland limited partnership (the “Borrower”), HEREBY PROMISES TO PAY TO                      (the “Lender”), for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), the aggregate principal amount of the Revolving Credit Advances, the Letter of Credit Advances and the Swing Line Advances (each as defined below) owing to the Lender by the Borrower pursuant to the Fifth Amended and Restated Credit Agreement dated as of January 11, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Guarantors party thereto, the Lender and certain other lender parties party thereto, KeyBank National Association, a national banking association (“KeyBank”), as Initial Issuing Bank, the Swing Line Bank, and KeyBank, as Administrative Agent for the Lender Parties, on the Revolving Credit Termination Date.

The Borrower promises to pay to the Lender interest on the unpaid principal amount of each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance from the date of such Revolving Credit Advance, Letter of Credit Advance or Swing Line Advance, as the case may be, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to KeyBank, as Administrative Agent, at 127 Public Square, Cleveland, Ohio 44114-1306 or to such address as Administrative Agent may specify to Borrower, in same day funds. Each Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Revolving Credit Note (this “Note”); provided, however that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Note.

This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of advances (variously, the “Revolving Credit Advances”, “Letter of Credit Advances” or “Swing Line Advances”) by the Lender to or for the benefit of the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance, Letter of Credit Advance and Swing Line Advance being evidenced by this Note, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Exhibit A - 1

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

[This Note, together with the other promissory notes executed pursuant to the Credit Agreement contemporaneously with the execution hereof, are executed in amendment and restatement of the “Revolving Credit Notes” under the Existing Credit Agreement.]1

[This Note is given in replacement of the Revolving Credit Note dated                  , 20    , in the original principal amount of $         previously delivered to the Lender under the Credit Agreement (the “Prior Note”). THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE PRIOR NOTE.]2

AMERICAN CAMPUS COMMUNITIES
OPERATING PARTNERSHIP LP

By:	American Campus Communities Holdings LLC,
its General Partner

By:	American Campus Communities, Inc.,
its Sole Member

By:
Name:
Title:

[1]	Language to be included in notes issued at closing.
[2]	Language to be included in case of an assignment upon issuance of a replacement note to an existing Lender, either because such Lender’s Commitment has increased or decreased as a result of such assignment.

Exhibit A - 2

ADVANCES AND

PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Exhibit A-1 - 3

EXHIBIT B to the

CREDIT AGREEMENT

FORM OF NOTICE

OF BORROWING

NOTICE OF BORROWING

             ,

KeyBank National Association,

as Administrative Agent

under the Credit Agreement

referred to below

127 Public Square

Cleveland, OH 44114-1306

Attention: Tim Sylvain

Ladies and Gentlemen:

The undersigned, AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP, refers to the Fifth Amended and Restated Credit Agreement dated as of January 11, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, the Guarantors party thereto, the Lender Parties party thereto, KeyBank National Association, a national banking association (“KeyBank”), as Initial Issuing Bank, the Swing Line Bank, KeyBank, as Administrative Agent for the Lender Parties, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section [2.02(a)][2.02(b)] of the Credit Agreement:

(i)	The Business Day of the Proposed Borrowing is , .

(ii)	The Facility under which the Proposed Borrowing is requested is the [Revolving Credit][Swing Line] Facility.

(iii)	The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances]. [Specify for each Facility]

(iv)	The aggregate amount of the Proposed Borrowing is [$ ]. [Specify for each Facility]

(v)	[The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is month[s].] [Specify for each Facility]

(vi)	[The maturity of such Swing Line Borrowing is .]

Exhibit B - 1

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

A.	The representations and warranties contained in each Loan Document are true and correct on and as of the date of the Proposed Borrowing, before and after giving effect to (x) the Proposed Borrowing and (y) the application of the proceeds therefrom, as though made on and as of such date.

B.	No Default has occurred and is continuing, or would result from (x) such Proposed Borrowing or (y) the application of the proceeds therefrom.

C.	Before and after giving effect to the Proposed Borrowing, the Parent Guarantor shall be in compliance with the covenants contained in Section 5.04 of the Credit Agreement.

Delivery of an executed counterpart of this Notice of Borrowing by telecopier or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

By:	American Campus Communities Holdings LLC,
its General Partner

By:	American Campus Communities, Inc.,
its Sole Member

By:
Name:
Title:

Exhibit B - 2

EXHIBIT C to the

CREDIT AGREEMENT

FORM OF NOTICE

OF ISSUANCE

NOTICE OF ISSUANCE

             ,

KeyBank National Association,

    as Administrative Agent

    under the Credit Agreement

    referred to below

127 Public Square

Cleveland, OH 44114-1306

Attention: Tim Sylvain1

Ladies and Gentlemen:

The undersigned, AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP, refers to the Fifth Amended and Restated Credit Agreement dated as of January 11, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, the Guarantors party thereto, the Lender Parties party thereto, KeyBank National Association, a national banking association (“KeyBank”), as Initial Issuing Bank, the Swing Line Bank, and KeyBank, as Administrative Agent for the Lender Parties, and hereby gives you notice, irrevocably, pursuant to Section 2.03(a) of the Credit Agreement, that the undersigned hereby requests the issuance of a Letter of Credit under the Credit Agreement, and in that connection sets forth below the information relating to such Letter of Credit (the “Proposed Letter of Credit”) as required by Section 2.03(a) of the Credit Agreement:

(i)	The Business Day of the issuance of the Proposed Letter of Credit is , .

(ii)	The Available Amount of the Proposed Letter of Credit is $ .

(iii)	The expiration date of the Proposed Letter of Credit is , .

[1]	If applicable, insert address of Issuing Bank other than KeyBank

Exhibit C - 1

(iv)	The name and address of the beneficiary of the Proposed Letter of Credit are as follows:

[Name]

[Address]

[Address]

[Address]

(v)	Attached hereto is:

☐	the verbatim text of such proposed Letter of Credit; or

☐	a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Bank to make payment under such Letter of Credit.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the issuance of the Proposed Letter of Credit:

A.	The representations and warranties contained in each Loan Document are true and correct on and as of the date of the issuance of the Proposed Letter of Credit, before and after giving effect to the issuance of the Proposed Letter of Credit, as though made on and as of such date.

B.	No Default has occurred and is continuing, or would result from the issuance of the Proposed Letter of Credit.

C.	Before and after giving effect to the issuance of the Proposed Letter of Credit, the Parent Guarantor shall be in compliance with the covenants contained in Section 5.04 of the Credit Agreement.

Exhibit C - 2

Delivery of an executed counterpart of this Notice of Issuance by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Issuance.

AMERICAN CAMPUS COMMUNITIES
OPERATING PARTNERSHIP LP

By:	American Campus Communities Holdings LLC,
its General Partner

By:	American Campus Communities, Inc., its Sole Member

By:
Name:
Title:

Exhibit C - 3

EXHIBIT D to the

CREDIT AGREEMENT

FORM OF

GUARANTY SUPPLEMENT

GUARANTY SUPPLEMENT

             ,

KeyBank National Association,

   as Administrative Agent

   under the Credit Agreement

   referred to below

127 Public Square

Cleveland, OH 44114-1306

Attention: Tim Sylvain

Fifth Amended and Restated Credit Agreement dated as of January 11, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Campus Communities Operating Partnership LP, as Borrower, the Guarantors party thereto, the Lender Parties party thereto, and KeyBank National Association, a national banking association (“KeyBank”), as Initial Issuing Bank, the Swing Line Bank, KeyBank, as Administrative Agent for the Lender Parties.

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement, the Guaranty set forth in Article VII thereof (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Guaranty”), and the Contribution Agreement. The capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1.    Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower and each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Lender Party in enforcing any rights under this Guaranty Supplement, the Guaranty, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to Administrative Agent or

Exhibit D - 1

any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b)    The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Lender Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance.

(c)    The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to Administrative Agent or any other Lender Party under this Guaranty Supplement, the Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Administrative Agent and the Lender Parties under or in respect of the Loan Documents.

Section 2.    Obligations Under the Guaranty and the Contribution Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Credit Agreement, the Guaranty and the Contribution Agreement to the same extent as each of the other Guarantors thereunder, the terms of which are incorporated herein by reference. The undersigned further agrees, as of the date first above written, that each reference in the Credit Agreement to an “Additional Guarantor”, a “Loan Party” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.

Section 3.    Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 4.01 of the Credit Agreement to the same extent as each other Guarantor, and shall be bound by and hereby assumes all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a Subsidiary Guarantor or Guarantor under the Contribution Agreement.

Section 4.    Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the undersigned) shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

Exhibit D - 2

Section 5.    Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)    The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty, the Credit Agreement or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or the Guaranty or the Credit Agreement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement, the Credit Agreement, the Guaranty thereunder or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

(c)    The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Credit Agreement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d)    THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ADMINISTRATIVE AGENT AND ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

Exhibit D - 3

EXHIBIT E to the

CREDIT AGREEMENT

FORM OF

ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Fifth Amended and Restated Credit Agreement dated as of January 11, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined), among American Campus Communities Operating Partnership LP, a Maryland limited partnership, as Borrower, the Guarantors party thereto, the Lender Parties party thereto, and KeyBank National Association, a national banking association (“KeyBank”), as Initial Issuing Bank, the Swing Line Bank, KeyBank, as Administrative Agent for the Lender Parties.

Each “Assignor” referred to on Schedule 1 hereto (each, an “Assignor”) and each “Assignee” referred to on Schedule 1 hereto (each, an “Assignee”) agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

1.    Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor’s rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Facilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, such Assignee’s Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

2.    Such Assignor (a) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (d) attaches the Note or Notes (if any) held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

Exhibit E - 1

3.    Such Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Administrative Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (e) confirms that it is an Eligible Assignee; (f) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (g) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (h) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Credit Agreement.

4.    Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

5.    Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (a) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (b) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

6.    Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7.    This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

Exhibit E - 2

8.    This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier or e-mail (which e-mail shall include an attachment in PDF format or similar format containing the legible signature of the person executing this Assignment and Acceptance) shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

[Remainder of this page intentionally left blank]

Exhibit E - 3

IN WITNESS WHEREOF, each Assignor and each Assignee have caused this Assignment and Acceptance to be executed and delivered by their officers thereunto duly authorized as of the date specified below.

Effective Date (if other than date of acceptance by Administrative Agent):             ,

Assignors

, as Assignor
[Type or print legal name of Assignor]

By
Title:

Dated: ,

, as Assignor
[Type or print legal name of Assignor]

By
Title:

Dated: ,

, as Assignor
[Type or print legal name of Assignor]

By
Title:

Dated: ,

, as Assignor
[Type or print legal name of Assignor]

By
Title:

Dated: ,

Exhibit E - 4

Assignees

, as Assignee
[Type or print legal name of Assignee]

By
Title:
E-mail address for notices:

Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

, as Assignee
[Type or print legal name of Assignee]

By
Title:
E-mail address for notices:

Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

, as Assignee
[Type or print legal name of Assignee]

By
Title:
E-mail address for notices:

Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

Exhibit E - 5

, as Assignee
[Type or print legal name of Assignee]

By
Title:
E-mail address for notices:

Dated: ,

Domestic Lending Office:

Eurodollar Lending Office:

Exhibit E - 6

Accepted [and Approved this day of ,

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:
Title:

[Approved this day of ,

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

By:	American Campus Communities Holdings LLC, its General Partner

By:	American Campus Communities, Inc., its Sole Member

By:
Title:	]

Exhibit E - 7

SCHEDULE 1

TO

ASSIGNMENT AND ACCEPTANCE

ASSIGNORS:
Revolving Credit Facility
Percentage interest assigned		%		%		%		%		%
Commitment assigned	$		$		$		$		$
Aggregate outstanding principal amount of Revolving Credit Advances assigned	$		$		$		$		$
Principal amount of Revolving Credit Note payable to Assignor	$		$		$		$		$
Letter of Credit Facility
Letter of Credit Commitment assigned	$		$		$		$		$
Letter of Credit Commitment retained	$		$		$		$		$

ASSIGNEES:
Revolving Credit Facility
Percentage interest assumed		%		%		%		%		%
Commitment assumed	$		$		$		$		$
Aggregate outstanding principal amount of Revolving Credit Advances assumed	$		$		$		$		$
Principal amount of Revolving Credit Note payable to Assignee	$		$		$		$		$
Letter of Credit Facility
Letter of Credit Commitment assumed	$		$		$		$		$

Exhibit E - 8

EXHIBIT F to the

CREDIT AGREEMENT

FORM OF OPINION OF

COUNSEL TO THE LOAN PARTIES

Intentionally Omitted

EXHIBIT G to the

CREDIT AGREEMENT

RESERVED

Exhibit G - 1

EXHIBIT H to the

CREDIT AGREEMENT

FORM OF

UNENCUMBERED PROPERTY CERTIFICATE

UNENCUMBERED PROPERTY CERTIFICATE

American Campus Communities Operating Partnership LP

Unencumbered Property Certificate

Period ending         /    /

KeyBank National Association,

    as Administrative Agent

    under the Credit Agreement

    referred to below

127 Public Square

Cleveland, OH 44114-1306

Attention: John Scott

Pursuant to provisions of the Fifth Amended and Restated Credit Agreement (said Credit Agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”; capitalized terms used herein but not defined herein being used herein as defined in the Credit Agreement), dated as of January 11, 2017, among American Campus Communities Operating Partnership LP, a Maryland limited partnership (the “Borrower”), American Campus Communities, Inc., a Maryland corporation (the “Parent Guarantor”), the other Guarantors party thereto, the Lender Parties party thereto, KeyBank National Association, a national banking association (“KeyBank”), as Initial Issuing Bank, the Swing Line Bank, and KeyBank, as Administrative Agent for the Lender Parties, the Chief Financial Officer of the Parent Guarantor, hereby certifies and represents and warrants on behalf of the Borrower as follows:

1.    The information contained in this certificate and the attached information supporting the calculation of the Unencumbered Leverage Ratio is true, complete and correct as of the close of business on             , 20     (the “Calculation Date”) and has been prepared in accordance with the provisions of the Credit Agreement.

2.    This certificate is furnished to the Administrative Agent pursuant to Section [3.01(a)(xiii)][5.03(d)] of the Credit Agreement.

3.    The Unencumbered Properties reflected herein conform and comply with the conditions, terms, warranties, representations and covenants set forth in the Credit Agreement.

[Remainder of page intentionally left blank]

Exhibit H - 1

AMERICAN CAMPUS COMMUNITIES, INC.

By:
Name:
Title:	Chief Financial Officer

Exhibit H - 2